Exhibit 1.1

KBS LEGACY PARTNERS APARTMENT REIT, INC.
UP TO $2,760,000,000 IN SHARES OF COMMON STOCK
SELECTED DEALER AGREEMENT

August 14, 2013

SELECTED DEALER AGREEMENT

Ameriprise Financial Services, Inc.
369 Ameriprise Financial Center
Minneapolis, MN 55474
Ladies and Gentlemen:
Each of KBS Legacy Partners Apartment REIT, Inc., a Maryland corporation (the “Company”), KBS Capital Markets Group LLC, a California limited liability company (the “Dealer Manager”), KBS Capital Advisors LLC, a Delaware limited liability company (the “Advisor”), KBS-Legacy Apartment Community REIT Venture, LLC, a Delaware limited liability company (the “Sub-Advisor”), KBS Holdings LLC, a Delaware limited liability company (the “Sponsor”) and Legacy Partners Residential Realty LLC, a Delaware limited liability company , which jointly owns the Sub-Advisor with the Advisor (“Legacy Partners”) hereby confirms its agreement with Ameriprise Financial Services, Inc., a Delaware corporation (“Ameriprise”), as follows:
1.Introduction. This Selected Dealer Agreement (the “Agreement”) sets forth the understandings and agreements whereby Ameriprise will offer and sell on a best efforts basis for the account of the Company shares of common stock (the “Common Stock”), par value $.01 per share (each a “Share,” and collectively, the “Shares”), of the Company registered pursuant to the Registration Statement (as defined below) at the per share price set forth in the Registration Statement from time to time (subject to certain volume and other discounts described therein) (the “Offering”), pursuant to which Shares are also being offered pursuant to the Company’s Dividend Reinvestment Plan (the “DRIP”). The Shares are more fully described in the Registration Statement defined below.
Ameriprise is hereby invited to act as a selected dealer for the Offering, subject to the other terms and conditions set forth below.
2.Representations and Warranties of the Company, the Dealer Manager, the Advisor, the Sub-Advisor, Legacy Partners and the Sponsor.
The Company, the Dealer Manager, the Advisor, the Sub-Advisor, Legacy Partners and the Sponsor (collectively, the “Issuer Entities”), jointly and severally, represent, warrant and covenant with Ameriprise for Ameriprise’s benefit that, as of the date hereof and at all times during the term of this Agreement:
(a)Registration Statement and Prospectus. The Company has filed with the Securities and Exchange Commission (the “Commission”) an effective registration statement on Form S-11 (File No. 333-181777), for the registration of up to $2,760,000,000 in Shares under the Securities Act of 1933, as amended (the “Securities Act”) and the regulations thereunder (the “Regulations”). The registration statement, as amended, and the prospectus, as amended or supplemented, on file with the Commission at the Effective Date (as defined below) of the registration statement (including financial statements, exhibits and all other documents related thereto filed as a part thereof or incorporated therein), and any registration statement filed under Rule 462(b) of the Securities Act, are respectively hereinafter referred to as the “Registration Statement” and the “Prospectus,” except that if the Registration Statement is amended by a post-effective amendment, the term “Registration Statement” shall, from and after the declaration of effectiveness of such post-effective amendment, refer to the Registration Statement as so amended and the term “Prospectus” shall refer to the Prospectus as so amended or supplemented to date, and if any Prospectus filed by the Company pursuant to Rule 424(b) or 424(c) of the Regulations shall differ from the Prospectus on file at the time the Registration Statement or any post-effective amendment shall become effective, the term “Prospectus” shall refer to the Prospectus filed pursuant to either Rule 424(b) or 424(c) from and after the date on which it shall have been filed with the Commission. Further, if a separate registration statement is filed and becomes effective with respect solely to the DRIP (a “DRIP Registration Statement”), the term “Registration Statement” shall refer to such DRIP Registration Statement from and after the declaration of effectiveness of such DRIP Registration Statement, as such registration statement may be amended or supplemented from time to time. If a separate prospectus is filed and becomes effective with respect solely to the DRIP (a “DRIP Prospectus”), the term “Prospectus” shall refer to such DRIP Prospectus from and after the declaration of effectiveness of such DRIP Prospectus, as such prospectus may be amended or supplemented from time to time.
(b)Compliance with the Securities Act. The Registration Statement has been prepared and filed by the Company and has been declared effective by the Commission and is effective in the states indicated in the Blue Sky Memorandum (defined in Section 4(d) herein), as updated from time to time pursuant to the terms of Section 4(d). Neither the Commission nor any such state securities authority has issued any order preventing or suspending the use of any Prospectus filed with the Registration Statement or any amendments or supplements thereto and no proceedings for that purpose have been instituted, or to the Company’s knowledge, are threatened or contemplated by the Commission or by any of the state securities authorities. At the time the Registration Statement first became effective (the “Effective Date”) and at the time that any post-effective amendments thereto or any additional registration statement filed under Rule 462(b) of the Securities Act becomes effective, the Registration Statement or any amendment thereto (1) complied, or will comply, as to form in all material respects with the requirements of the Securities Act and the Regulations and (2) did not or will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading. When the Prospectus or any amendment or supplement thereto is filed with the Commission pursuant to Rule 424(b) or 424(c) of the Regulations and at all times subsequent thereto through the date on which the Offering is terminated (“Termination Date”), the Prospectus will comply in all material respects with the requirements of the Securities Act and the Regulations, and will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Any Prospectus delivered to Ameriprise will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
(c)The Company. The Company has been duly incorporated and validly exists as a corporation in good standing under the laws of the State of Maryland with full power and authority to conduct the business in which it is engaged as described in the Prospectus, including without limitation to acquire properties as more fully described in the Prospectus, including land and buildings, as well as properties upon which properties are to be constructed for the Company or to be owned by the Company (the “Properties”) or make loans, or other permitted investments as referred to in the Prospectus. The Company and each of its subsidiaries is duly qualified to do business as a foreign corporation, limited liability company or limited partnership, as applicable, and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type that would make such qualification necessary except where the failure to be so qualified or in good standing could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Material Adverse Effect” means a material adverse effect on, or material adverse change in, the general affairs, business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business.

(d)The Shares. The Shares, when issued, will be duly and validly issued, fully paid and non-assessable and will conform in all material respects to the description thereof contained in the Prospectus; no holder thereof will be subject to personal liability for the obligations of the Company solely by reason of being such a holder; such Shares are not subject to the preemptive rights of any stockholder of the Company; and all corporate action required to be taken for the authorization, issuance and sale of such Shares has been validly and sufficiently taken. All shares of the Company’s issued and outstanding capital stock have been duly authorized and validly issued and are fully paid and non‑assessable; none of the outstanding shares of capital stock of the Company were issued in violation of the preemptive or other similar rights of any stockholder of the Company.
(e)Capitalization. The authorized capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus under the caption “Description of Shares.” Except as disclosed in the Prospectus: no shares of Common Stock have been or are to be reserved for any purpose; there are no outstanding securities convertible into or exchangeable for any shares of Common Stock; and there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for shares of Common Stock or any other securities of the Company.
(f)Violations. No Issuer Entity or any respective subsidiary thereof is (i) in violation of its charter or bylaws, its partnership agreement, declaration of trust or trust agreement, or limited liability company agreement (or other similar agreement), as the case may be; (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which such Issuer Entity is a party or by which any of them may be bound or to which any of the respective properties or assets of such Issuer Entity is subject (collectively, “Agreements and Instruments”); or (iii) in violation of any law, order, rule or regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its property, except in the case of clauses (ii) and (iii), where such conflict, breach, violation or default would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The execution, delivery and performance by each Issuer Entity, as applicable, of this Agreement, that certain Dealer Manager Agreement between the Dealer Manager and the Company (the “Dealer Manager Agreement”), the Selected Dealer Agreements between the Dealer Manager and, with the exception of Ameriprise, each of the selected dealers soliciting subscriptions for shares of the Company’s common stock pursuant to the Offering (collectively, the “Selected Dealer Agreements”) and the Advisory Agreement between the Company and the Advisor (as amended, the “Advisory Agreement”), and the Limited Liability Company Operating Agreement of the Sub-Advisor (as amended, the “Sub-Advisory Agreement”) and the consummation of the transactions contemplated herein and therein (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described in the Prospectus under the caption “Estimated Use of Proceeds”) and compliance by the Issuer Entities with their obligations hereunder and thereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, default or Repayment Event (as defined below) under any of the Agreements and Instruments, or result in the creation or imposition of any Lien (as defined below) upon any property or assets of any Issuer Entity or any respective subsidiary thereof (except for such conflicts, breaches, defaults or Repayment Events or Liens that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect) nor will such action result in any violation of the provisions of the charter or bylaws (or similar document) of any Issuer Entity or any respective subsidiary thereof; or any applicable law, rule, regulation, or governmental or court judgment, order, writ or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Issuer Entities or any of their properties, except for such violations that would not reasonably be expected to have a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by an Issuer Entity or any respective subsidiary thereof. “Lien” means any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on any asset.
(g)Financial Statements. The consolidated financial statements of the Company and the financial statements of each entity acquired by the Company (each, an “Acquired Entity”) including the schedules and notes thereto, which have been filed as part of the Registration Statement and those included in the Prospectus present fairly in all material respects the financial position of the Company, its consolidated subsidiaries and each such Acquired Entity, as applicable, as of the date indicated and the results of its operations, stockholders’ equity and cash flows of the Company, and its consolidated subsidiaries and each such Acquired Entity, as applicable, for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis or, if such entity is a foreign entity, such other accounting principles applicable to such foreign entity, (except as may be expressly stated in the related notes thereto) and comply with the requirements of Regulation S-X promulgated by the Commission. Ernst & Young LLP, whose report is filed with the Commission as a part of the Registration Statement, is, with respect to the Company and its subsidiaries, an independent accounting firm as required by the Securities Act and the Regulations and have been registered with the Public Company Accounting Oversight Board. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. The pro forma financial statements and the related notes thereto included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. All disclosures contained in the Registration Statement or the Prospectus, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Securities Exchange Act of 1934 (the “Exchange Act”) and Item 10 of Regulation S-K of the Securities Act, to the extent applicable.
(h)Reserved.
(i)No Subsequent Material Events. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as may otherwise be stated in or contemplated by the Registration Statement and the Prospectus, (a) there has not been any Material Adverse Effect, (b) there have not been any material transactions entered into by the Company except in the ordinary course of business, (c) there has not been any material increase in the long-term indebtedness of the Company and (d) except for regular cash distributions on the Common Stock, there has been no distribution of any kind declared, paid or made by the Company on any class of its capital stock.
(j)Investment Company Act. The Company is not, will not become by virtue of the transactions contemplated by this Agreement and the application of the net proceeds therefrom as contemplated in the Prospectus, and does not intend to conduct its business so as to be, an “investment company” as that term is defined in the Investment Company Act of 1940, as amended and the rules and regulations thereunder, and it will exercise reasonable diligence to ensure that it does not become an “investment company” within the meaning of the Investment Company Act of 1940.
(k)Authorization of Agreements. This Agreement, the Dealer Manager Agreement, the Selected Dealer Agreements, the Advisory Agreement and the Sub-Advisory Agreement between the Company, the Dealer Manager, the Advisor, and the Sub-Advisor, as applicable, have been duly and validly authorized, executed and delivered by the Company, the Dealer Manager, the Advisor, and the Sub-Advisor, as applicable, and constitute valid, binding and enforceable agreements of the Company, the Dealer Manager, the Advisor, and the Sub-Advisor, as applicable, except to the extent that (i) enforceability may be limited by (x) the effect of bankruptcy, insolvency or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally; or (y) the effect of general principles or equity; or (ii) the enforceability of the indemnity and/or contribution provisions contained in the Dealer Manager Agreement, the Selected Dealer Agreements, the Advisory Agreement, the Sub-Advisory Agreement and Section 8 of this Agreement, as applicable, may be limited under applicable securities laws and/or the Statement of Policy Regarding Real Estate Investment Trusts, as reviewed and adopted by membership of the North American Securities Administrators Association (the “NASAA Guidelines”).
(l)The Advisor. The Advisor has been duly organized and validly exists as a limited liability company in good standing under the laws of the State of Delaware with full power and authority to conduct the business in which it is engaged as described in the Prospectus. The Advisor is duly qualified to do business as a foreign limited liability company and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except where the failure to be so qualified or in good standing could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(m)The Sub-Advisor. The Sub-Advisor has been duly organized and validly exists as a limited liability company in good standing under the laws of the State of Delaware with full power and authority to conduct the business in which it is engaged as described in the Prospectus. The Sub-Advisor is duly qualified to do business as a foreign limited liability company and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary except where the failure to be so qualified or in good standing could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(n)The Dealer Manager. The Dealer Manager has been duly organized and validly exists as a limited liability company in good standing under the laws of the State of California with full power and authority to conduct the business in which it is engaged as described in the Prospectus. The Dealer Manager is duly qualified to do business as a foreign limited liability company and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary except where the failure to be so qualified or in good standing could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(o)The Sponsor. The Sponsor has been duly organized and validly exists as a limited liability company in good standing under the laws of the State of Delaware with full power and authority to conduct the business in which it is engaged as described in the Prospectus. The Sponsor is duly qualified to do business as a foreign limited liability company and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary except where the failure to be so qualified or in good standing could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(p)Description of Agreements. The Company is not a party to or bound by any contract or other instrument of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described and filed as required.
(q)Qualification as a Real Estate Investment Trust. The Company intends to satisfy the requirements of the Internal Revenue Code of 1986 as amended (the “Code”) for qualification and taxation of the Company as a real estate investment trust. Commencing with its taxable year ended December 31, 2010, the Company has been organized and has operated in conformity with the requirements for qualification as a real estate investment trust under the Code and its actual method of operation has enabled it and its proposed method of operation as described in the Prospectus will enable it to continue to meet the requirements for qualification and taxation as a real estate investment trust under the Code.
(r)Gramm-Leach-Bliley Act and USA Patriot Act. The Company complies in all material respects with applicable privacy provisions of the Gramm-Leach-Bliley Act and applicable provisions of the USA Patriot Act.
(s)Sales Material. All advertising and supplemental sales literature prepared or approved by the Company or any of its affiliates (whether designated solely for broker-dealer use or otherwise) to be used or delivered by the Company or any of its affiliates or Ameriprise in connection with the Offering of the Shares will not contain an untrue statement of material fact or omit to state a material fact required to be stated therein, in light of the circumstances under which they were made and when read in conjunction with the Prospectus, not misleading. Furthermore, all such advertising and supplemental sales literature has, or will have, received all required regulatory approval, which may include but is not limited to, the approval of the Commission, the Financial Industry Regulatory Authority, Inc. (“FINRA”) and state securities agencies, as applicable. Any required consent and authorization has been obtained for the use of any trademark or service mark in any sales literature or advertising delivered by the Company to Ameriprise or approved by the Company for use by Ameriprise and, to the Company’s knowledge, its use does not constitute the unlicensed use of intellectual property.
(t)Good Standing of Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) and each other entity in which the Company holds a direct or indirect ownership interest that is material to the Company (each a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized or formed and is validly existing as a corporation, partnership, limited liability company or similar entity in good standing under the laws of the jurisdiction of its incorporation, has power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement, all of the issued and outstanding equity securities of each such Subsidiary has been duly authorized and validly issued, is fully paid and non‑assessable and is owned by the Company, directly or through subsidiaries, free and clear of any Lien, claim or equity other than such Liens, claims or equities that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. None of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any stockholder of such Subsidiary. The only direct subsidiaries of the Company as of the date of the Registration Statement or the most recent amendment to the Registration Statement, as applicable, are the subsidiaries listed on Exhibit 21 to the Registration Statement or such amendment to the Registration Statement.
(u)No Pending Action. Except as disclosed in the Registration Statement, there is no action, suit or proceeding pending, or, to the knowledge of the Company, threatened or contemplated before or by any arbitrator, court or other government body, domestic or foreign, against or affecting any Issuer Entity or any respective subsidiary thereof which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated by this Agreement. The aggregate of all pending legal or governmental proceedings to which any Issuer Entity or any respective subsidiary thereof is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect or materially adversely affect other properties or assets of any Issuer Entity or any respective subsidiary thereof.
(v)Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.
(w)Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations under this Agreement, the Dealer Manager Agreement, the Selected Dealer Agreements, the Advisory Agreement, and the Sub-Advisory Agreement in connection with the offering, issuance or sale of the Shares or the consummation of the other transactions contemplated by this Agreement, the Dealer Manager Agreement, the Selected Dealer Agreements and the Advisory Agreement, except for such as are specifically set forth in this Agreement and for such as have been already made or obtained under the Securities Act, the Exchange Act, the rules of FINRA, including NASD rules, or the securities laws of the fifty states, the District of Columbia and U.S. territories.
(x)Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them (except such filings as are required by the securities laws of certain jurisdictions in which the Company intends to qualify the Shares for sale and such permits, licenses, approvals, consents and other authorizations, the failure of which to possess, would not reasonably be expected to have a Material Adverse Effect (collectively, “Governmental Licenses”), and the Company and its subsidiaries are in compliance in all material respects with the terms and conditions of all such Governmental Licenses. All of the Governmental Licenses are valid and in full force and effect and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses.
(y)    Partnership Agreements. Each of the partnership agreements, declarations of trust or trust agreements, limited liability company agreements (or other similar agreements) and, if applicable, joint venture agreements to which the Company or any of its subsidiaries is a party has been duly authorized, executed and delivered by the Company or the relevant subsidiary, as the case may be, and constitutes the valid and binding agreement of the Company or such subsidiary, as the case may be, enforceable in accordance with its terms, except as (i) the enforcement thereof may be limited by (A) the effect of bankruptcy, insolvency or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally, (B) the effect of general principles of equity, and (ii) the enforcement of the indemnity and/or contribution provisions contained in such agreements may be limited under applicable securities laws and/or the NASAA Guidelines, and the execution, delivery and performance of such agreements did not, at the time of execution and delivery, and does not constitute a breach of or default under the charter or bylaws, partnership agreement, declaration of trust or trust agreement, or limited liability company agreement (or other similar agreement), as the case may be, of the Company or any of its subsidiaries or any of the Agreements and Instruments or any law, administrative regulation or administrative or court order or decree.
(z)    Properties. Except as otherwise disclosed in the Prospectus: (i) the Company and its subsidiaries have good and insurable or good, valid and, with respect to U.S. properties, insurable title (either in fee simple or pursuant to a valid leasehold interest) to all properties and assets described in the Prospectus as being owned or leased, as the case may be, by them and to all properties reflected in the Company’s most recent consolidated financial statements included in the Prospectus, and neither the Company nor any of its subsidiaries has received notice of any claim that has been or may be asserted by anyone adverse to the rights of the Company or any subsidiary with respect to any such properties or assets (or any such lease) or affecting or questioning the rights of the Company or any such subsidiary to the continued ownership, lease, possession or occupancy of such property or assets, except for such claims that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (ii) there are no Liens, claims or restrictions on or affecting the properties and assets of the Company or any of its subsidiaries which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; (iii) no person or entity, including, without limitation, any tenant under any of the leases pursuant to which the Company or any of its subsidiaries leases (as lessor) any of its properties (whether directly or indirectly through other partnerships, limited liability companies, business trusts, joint ventures or otherwise) has an option or right of first refusal or any other right to purchase any of such properties, except for such options, rights of first refusal or other rights to purchase which, individually or in the aggregate, are not material with respect to the Company and its subsidiaries taken as a whole; (iv) to the Company’s knowledge, each of the properties of the Company or any of its subsidiaries has access to public rights of way, either directly or through easements (insured easements with respect to U.S. properties), except where the failure to have such access would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (v) to the Company’s knowledge, each of the properties of the Company or any of its subsidiaries is served by all public utilities necessary for the current operations on such property in sufficient quantities for such operations, except where the failure to have such public utilities could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (vi) to the knowledge of the Company, each of the properties of the Company or any of its subsidiaries complies with all applicable codes and zoning and subdivision laws and regulations, except for such failures to comply which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (vii) all of the leases under which the Company or any of its subsidiaries holds or uses any real property or improvements or any equipment relating to such real property or improvements are in full force and effect, except where the failure to be in full force and effect could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and neither the Company nor any of its subsidiaries is in default in the payment of any amounts due under any such leases or in any other default thereunder and the Company knows of no event which, with the passage of time or the giving of notice or both, could constitute a default under any such lease, except such defaults that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (viii) to the knowledge of the Company, there is no pending or threatened condemnation, zoning change, or other proceeding or action that could in any manner affect the size of, use of, improvements on, construction on or access to the properties of the Company or any of its subsidiaries, except such proceedings or actions that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; and (ix) neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any lessee of any of the real property or improvements of the Company or any of its subsidiaries is in default in the payment of any amounts due or in any other default under any of the leases pursuant to which the Company or any of its subsidiaries leases (as lessor) any of its real property or improvements (whether directly or indirectly through partnerships, limited liability companies, joint ventures or otherwise), and the Company knows of no event which, with the passage of time or the giving of notice or both, would constitute such a default under any of such leases, except in each case such defaults as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(aa)    Insurance. The Company and/or its subsidiaries have title insurance on all U.S. real property and improvements described in the Prospectus as being owned or leased under a ground lease, as the case may be, by them and to all U.S. real property and improvements reflected in the Company’s most recent consolidated financial statements included in the Prospectus in an amount at least equal to the original purchase price paid to the sellers of such property, except as otherwise disclosed in the Prospectus, and the Company or one of its subsidiaries is entitled to all benefits of the insured thereunder. With respect to all non-U.S. real property described in the Prospectus as being owned or leased by the Company’s subsidiaries, each such subsidiary has received a title opinion or title certificate or other customary evidence of title assurance, as appropriate for the respective jurisdiction, showing good and indefeasible title to such properties in fee simple or valid leasehold estate or its respective equivalent, as the case may be, vested in the applicable subsidiary. Each property described in the Prospectus is insured by special form coverage hazard and casualty insurance carried by either the tenant or the Company and its subsidiaries in amounts and on such terms as are customarily carried by owners or lessors of properties similar to those owned by the Company and its subsidiaries (in the markets in which the Company’s and subsidiaries’ respective properties are located), and the Company and its subsidiaries carry comprehensive general liability insurance and such other insurance as is customarily carried by owners of properties similar to those owned by the Company and its subsidiaries in amounts and on such terms as are customarily carried by owners of properties similar to those owned by the Company and its subsidiaries (in the markets in which the Company’s and its subsidiaries’ respective properties are located) and the Company or one of its subsidiaries is named as an additional insured and/or loss payee, as applicable, on all policies (except workers’ compensation) required under the leases for such properties.
(bb)    Environmental Matters. Except as otherwise disclosed in the Prospectus: (i) all real property and improvements owned or leased by the Company or any of its subsidiaries, including, without limitation, the Environment (as defined below) associated with such real property and improvements, is free of any Contaminant (as defined below) in violation of applicable Environmental Laws (as defined below)except for such violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (ii) neither the Company, nor any of its subsidiaries has caused or suffered to exist or occur any Release (as defined below) of any Contaminant into the Environment in violation of any applicable Environmental Law that would reasonably be expected to have a Material Adverse Effect or could result in a violation of any applicable Environmental Laws, except for such violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (iii) neither the Company nor any of its subsidiaries is aware of any notice from any governmental body claiming any violation of any Environmental Laws or requiring or calling for any work, repairs, construction, alterations, removal or remedial action or installation by the Company or any of its subsidiaries on or in connection with such real property or improvements, whether in connection with the presence of asbestos-containing materials or mold in such properties or otherwise, except for any violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or any such work, repairs, construction, alterations, removal or remedial action or installation, if required or called for, which would not result in the incurrence of liabilities by the Company, which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, nor is the Company aware of any information which may serve as the basis for any such notice that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (iv) neither the Company nor any of its subsidiaries has caused or suffered to exist or occur any environmental condition on any of the properties or improvements of the Company or any of its subsidiaries that could reasonably be expected to give rise to the imposition of any Lien under any Environmental Laws except such Liens which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; and (v) to the Company’s knowledge, no real property or improvements owned or leased by the Company or any of its subsidiaries is being used or has been used for manufacturing or for any other operations that involve or involved the use, handling, transportation, storage, treatment or disposal of any Contaminant, where such operations require or required permits or are or were otherwise regulated pursuant to the Environmental Laws and where such permits have not been or were not obtained or such regulations are not being or were not complied with, except in all instances where any failure to obtain a permit or comply with any regulation would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. “Contaminant” means any pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos or asbestos-containing materials, PCBs, lead, pesticides or regulated radioactive materials or any constituent of any such substance or waste, as identified or regulated under any Environmental Law. “Environmental Laws” means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. 6901, et seq., the Clean Air Act, 42 U.S.C. 7401, et seq., the Clean Water Act, 33 U.S.C. 1251, et seq., the Toxic Substances Control Act, 15 U.S.C. 2601, et seq., the Occupational Safety and Health Act, 29 U.S.C. 651, et seq., and all other federal, state and local laws, ordinances, regulations, rules, orders, decisions and permits, which are directed at the protection of human health or the Environment. “Environment” means any surface water, drinking water, ground water, land surface, subsurface strata, river sediment, buildings, structures, and ambient air. “Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of any Contaminant into the Environment, including, without limitation, the abandonment or discard of barrels, containers, tanks or other receptacles containing or previously containing any Contaminant or any release, emission or discharge as those terms are defined or used in any applicable Environmental Law.
(cc)    Registration Rights. There are no persons, other than the Company, with registration or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act, or included in the Offering contemplated hereby.
(dd)    Finders’ Fees. Neither the Company nor any affiliate thereof has received or is entitled to receive, directly or indirectly, a finder’s fee or similar fee from any person other than that as described in the Prospectus in connection with the acquisition, or the commitment for the acquisition, of the Properties by the Company.
(ee)    Taxes. The Company and each of its subsidiaries has filed all material federal, state and foreign income tax returns and all other material tax returns which have been required to be filed on or before the due date thereof (taking into account all extensions of time to file) and all such tax returns are correct and complete in all material respects. The Company has paid or provided for the payment of all taxes reflected on its tax returns and all assessments received by the Company and each of its subsidiaries to the extent that such taxes or assessments have become due, except where the Company is contesting such assessments in good faith and except for such taxes and assessments of immaterial amounts, the failure of which to pay would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There are no audits, deficiencies or assessments pending against the Company or its subsidiaries relating to income taxes, except where the Company is contesting such audit, deficiency or assessments in good faith.
(ff)    Internal Controls. The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company’s internal control over financial reporting is effective as of December 31, 2012 and the Company is not aware of any material weaknesses in its internal control over financial reporting. Since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
(gg)    Disclosure Controls and Procedures. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective as of December 31, 2012.
(hh)    Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.
(ii)    No Fiduciary Duty. Each Issuer Entity acknowledges and agrees that Ameriprise is acting solely in the capacity of an arm’s length contractual counterparty to it with respect to the Offering of the Shares (including in connection with determining the terms of the Offering) and not as a financial advisor or a fiduciary to, or an agent of, such Issuer Entity or any other person. Additionally, Ameriprise is not advising the Issuer Entities or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Issuer Entities shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and Ameriprise shall have no responsibility or liability to the Issuer Entities with respect thereto. Any review by Ameriprise of the Issuer Entities, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of Ameriprise and shall not be on behalf of the Issuer Entities.
(jj)    Insurance. The Dealer Manager, Advisor and Sub-Advisor are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged and which they deem adequate; all policies of insurance insuring the Dealer Manager, Advisor and Sub-Advisor or its business, assets, employees, officers and trustees, including their employees and officers errors and omissions insurance policy, are in full force and effect; the Dealer Manager, Advisor and Sub-Advisor are in compliance with the terms of such policy in all material respects; and there are no claims by the Dealer Manager, Advisor or Sub-Advisor under any such policy as to which any insurance company is denying liability or defending under a reservation of rights clause; the Dealer Manager, Advisor or Sub-Advisor have not been refused any insurance coverage sought or applied for; and the Dealer Manager, Advisor and Sub-Advisor have no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on, or material adverse change in, the general affairs, business, operations, condition (financial or otherwise) or results of operations of the Dealer Manager, Advisor and Sub-Advisor, taken as a whole, whether or not arising in the ordinary course of business, except as set forth in or contemplated in the Registration Statement and the Prospectus (exclusive of any supplement thereto).

(kk)    Financial Resources. The Dealer Manager, Advisor and Sub-Advisor have the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Registration Statement, the Prospectus and under this Agreement and the Dealer Manager Agreement, Advisory Agreement, and Sub-Advisory Agreement.
(ll)    Advisory Internal Controls. The Advisor and Sub-Advisor maintain a system of internal controls sufficient to provide reasonable assurance that (a) transactions effectuated by it under the Advisory Agreement and Sub-Advisory Agreement are executed in accordance with its management’s general or specific authorization; and (b) access to the Company’s assets is permitted only in accordance with its management’s general or specific authorization.
(mm)
Valuation. General. The Company’s Board of Directors will value its shares consistent with FINRA requirements and this Section 2(mm), and shall disclose such value in the Registration Statement, Form 10-K, Form 10-Q and/or in a Form 8-K (collectively referred to as “SEC Disclosure Documents”) filed with the Commission and in the Annual Report sent to investors in accordance with regulatory requirements. At a minimum, the Company will provide a per share value based on the fair value of the Company’s assets less liabilities under market conditions existing as of the date of valuation, as set forth in the financial statements of the Company most recently filed with the Commission, referred to as Net Asset Value (“NAV”), and assuming the allocation of the resulting NAV among the Company’s common shareholders, to arrive at a Net Asset Value Per Share (“Per Share NAV”). Notwithstanding that generally accepted accounting principles of the Financial Accounting Standards Board (“GAAP”) generally require the fair value of real estate to reflect the price received to sell an asset in an orderly transaction between market participants at the measurement date and not on an ongoing basis, the NAV will be determined in a manner consistent with the methods and principles used to determine fair value under generally accepted accounting principles of the Financial Accounting Standards Board, primarily as set forth in ASC 820, and the International Accounting Standards Board (as applicable), and consistent with the methodology set forth in Exhibit C. The Board of Directors of the Company will appoint the Conflicts Committee or another committee comprised of a majority of independent directors of the REIT that will be responsible for oversight of the valuation process (“Valuation Committee”), subject to the final approval of the Company’s Board.
Independent Valuation Firm. The Company, with the approval of the Valuation Committee and the Board, will engage an independent third-party firm/s (the “Independent Valuation Firm/s”) for valuation purposes, provided, however, Company will consult in advance with and thereafter notify Ameriprise in writing prior to the engagement of an Independent Valuation Firm. However, for the avoidance of doubt, the engagement of the Independent Valuation Firm shall be the sole responsibility of the Company.
Independent Valuations. The valuation by the Independent Valuation Firm will be determined at the earlier of (i) the commencement of a follow-on offering, or (ii) the second quarter following the close of the initial offering, but in no event later than two years and two quarters after the effective date of the initial offering, and such other timing as the SEC may require or which may be necessary for Ameriprise to comply with FINRA requirements. Thereafter, the Company shall have the Independent Valuation Firm perform a valuation no less frequently than every other year (i.e. the Independent Valuation Firm shall conduct a valuation at least every two (2) years).
As part of each valuation performed, the Independent Valuation Firm will obtain a new appraisal, utilizing recognized industry standards prescribed by the Uniform Standards of Professional Appraisal Practice (“USPAP”) or the similar industry standard for the country where the property appraisal is conducted, of each of the real estate properties and assign a discrete value for each such property pursuant to the methodology set forth in Exhibit C. All appraisals shall be conducted by appraisers possessing a Member Appraisal Institute (“MAI”) or similar designation or, for international appraisals, a public certified expert for real estate valuations, qualified to perform and oversee the appraisal work of the scope and nature described on Exhibit C. All appraisals shall be conducted on the basis of the discounted cash flow approach, the income capitalization approach, the sales comparison approach or the cost approach, using whichever approaches and timing assumptions as are deemed the most appropriate by the Independent Valuation Firm based on the highest and best use of the properties being appraised, which method(s) shall be disclosed in the Company’s SEC Disclosure Documents.
Interim Valuations. In each year between required independent valuations, the Board of Directors shall, at its option, either (i) engage an Independent Valuation Firm to conduct an independent valuation in accordance with the procedures set forth under “Independent Valuations” above; or (ii) provide a valuation, which is reviewed and confirmed by the Independent Valuation Firm (“Interim Valuations”). The role of the Independent Valuation Firm shall include a review and confirmation of each of the following items relating to the Interim Valuation:

•	the reasonableness of the valuation process and methodology and conformity with real estate industry standards and practices relating to valuations;

•
the reasonableness of the assumptions and data used in connection with the valuation of each real estate investment, including but not limited to rental rates, tenant improvements and concessions, lease renewal and option exercise probabilities, revenue and expense growth rates, going-in and residual capitalization rates, discount rates, and other assumptions and data deemed material to the valuation; and

•	the reasonableness of the final real estate investment valuation assigned by the Company’s Board of Directors.
Reports.
For all valuations, the Company will obtain from the Independent Valuation Firm a written report, which shall set forth a summary analysis of the Independent Valuation Firm’s process and methodology undertaken in the valuation, a description of the scope of the reviews performed and any limitations thereto, the data and assumptions used for the review, the applicable industry standards used for the valuation, any other matters related to the valuation analysis and a conclusion as to a reasonable range of NAV and Per Share NAV.
Upon the issuance of the Independent Valuation Firm’s report to Company, as part of Ameriprise’s on-going due diligence review of Company, the Company will immediately notify Ameriprise and thereafter, subject to Ameriprise’s execution and delivery to the Company and the Independent Valuation Firm of a non-disclosure agreement, substantially consistent with the form attached hereto as Exhibit D, provide Ameriprise with access to and sufficient time to review supporting materials related to the Independent Valuation report, which includes, but may not be limited to, the data and assumptions used for the review and the appraisals of each of the real estate properties.
For the avoidance of doubt, the final determination of NAV and Per Share NAV shall be the sole responsibility of the Company and the Board of Directors. To the extent the valuation provided by the Independent Valuation Firm is different from the valuation assigned by the Board of Directors and disclosed by the Company, the Company will provide an explanation in its SEC Disclosure Documents as defined below.
In addition, immediately following the final determination and disclosure of the NAV and Per

Share NAV by the Company, the Company will send a copy of the Independent Valuation Firm’s report to Ameriprise and schedule a reasonable number of meetings or teleconferences with the Independent Valuation Firm so that Ameriprise may perform its on-going due diligence review of Company.
Disclosure. A valuation will be reported in the SEC Disclosure Documents filed with the Commission and in the Annual Report sent to investors with sufficient narrative disclosure to meet FINRA regulatory requirements and in a clear and concise manner so as to be understood by the average investor. In addition, if Company has knowledge of a material impairment or appreciation, or a material other-than-temporary change in the value of any real property or real estate related asset which would result in a material change in the NAV or Per Share NAV, then the Company shall consider such change prior to the issuance of a valuation and shall otherwise file such SEC Disclosure Documents as required.
Notwithstanding any agreements to the contrary, nothing shall preclude Ameriprise from taking any action, such as suspending sales of any offering or withholding disclosure of Per Share NAV on its account statements, on the basis of the due diligence review of the valuation materials and the Independent Valuation Firm’s report. Following the Company’s disclosure of the valuation the SEC Disclosure Documents, and subject to the fair disclosure requirements of Regulation FD and the provisions of any non-disclosure agreement between Ameriprise and the Independent Valuation Firm, nothing shall preclude Ameriprise from providing the name of the Independent Valuation Firm and/or a summary of its review to its clients and/or its financial advisors. In no event will the Company engage in a follow-on offering or any subsequent offering of non-listed securities without first performing and disclosing an independent valuation. In addition, notwithstanding anything to the contrary in this Section 2(mm), the Company acknowledges and agrees that it shall cooperate with, provide access to, and afford sufficient time in advance for Ameriprise to conduct its on-going due diligence review of Company from the effective date of this Agreement through the date of a merger, listing of its shares on an exchange or other similar significant event.
Policies and Certification. The Company has designed and will implement policies and procedures reasonably designed to ensure compliance with this Section 2(mm), and will provide Ameriprise with a copy of those policies and procedures. In no event will the Company change such policies and procedures without prior written notice to Ameriprise. In addition, the Company will briefly describe its valuation policies and procedures, including the role and responsibilities of the Independent Valuation Firm, in its Form S-11, amendments thereto or other offering materials filed with the Securities and Exchange Commission.
(nn)    Disclosure of Funds from Operations and Modified Funds from Operations. The Company will include in its Annual Report sent to investors and in its SEC Disclosure Documents filed with the SEC the following performance measures: Funds From Operations using the definition and protocols established by the National Association of Real Estate Investment Trusts, and Modified Funds From Operations using the definition found in the Investment Program Association Practice Guideline 2010-01, each as amended from time-to-time. The Company has designed and will implement policies reasonably designed to ensure compliance with this Section 2(nn), and will provide Ameriprise with a copy of those policies. In no event will the Company change such policies without prior written notice to Ameriprise.
3.    Sale of Shares

(a)    Purchase of Shares. On the basis of the representations, warranties and covenants herein contained, but subject to the terms and conditions herein set forth, the Company hereby appoints Ameriprise as a Selected Dealer for the Shares during the period from the date hereof to the Termination Date (the “Effective Term”), including the Shares to be issued pursuant to the DRIP, each in the manner described in the Registration Statement. Subject to the performance by the Company of all obligations to be performed by it hereunder and the completeness and accuracy of all of its representations and warranties, Ameriprise agrees to use its best efforts, during the Effective Term, to offer and sell such number of Shares as contemplated by this Agreement at the price stated in the Prospectus, as the same may be adjusted from time to time.
The purchase of Shares must be made during the offering period described in the Prospectus, or after such offering period in the case of purchases made pursuant to the DRIP (each such purchase hereinafter defined as an “Order”). Persons desiring to purchase Shares are required to (i) deliver to Ameriprise a check in the amount of $10.68 per Share purchased (subject to certain volume discounts or other discounts as described in the Prospectus, or such other per share price as may be applicable pursuant to the DRIP, or such other per share price as is disclosed from time to time in the Registration Statement or Prospectus) payable to Ameriprise, or (ii) authorize a debit of such amount to the account such purchaser maintains with Ameriprise. An order form as mutually agreed upon by Ameriprise and the Company substantially similar to the form of subscription agreement attached to the Prospectus (each an “Order Form”) must be completed and submitted to the Company for all investors. The Dealer Manager and American Enterprise Investment Services, Inc. (“AEIS”), an affiliate of Ameriprise, are parties to that certain Alternative Investment Product Networking Services Agreement, dated _________, as amended (the “AIP Networking Agreement”), pursuant to which the broker-controlled accounts of Ameriprise’s customers that invest in the Company will be processed and serviced. The parties acknowledge that any receipt by Ameriprise of payments for subscriptions for Shares shall be effected solely as an administrative convenience, and such receipt of payments shall not be deemed to constitute acceptance of Orders to purchase Shares or sales of Shares by the Company.
All Orders solicited by Ameriprise will be strictly subject to review and acceptance by the Company and the Company reserves the right in its absolute discretion to reject any Order or to accept or reject Orders in the order of their receipt by the Company or otherwise. Within 30 days of receipt of an Order, the Company must accept or reject such Order. If the Company elects to reject such Order, within 10 business days after such rejection, it will notify the purchaser and Ameriprise of such fact and cause the return of such purchaser’s funds submitted with such application. If Ameriprise receives no notice of rejection within the foregoing time limits, the Order shall be deemed accepted. Ameriprise agrees to make commercially reasonable efforts to determine that the purchase of Shares is a suitable and appropriate investment for each potential purchaser of Shares based on information provided by such purchaser regarding, among other things, such purchaser’s age, investment experience, financial situation and investment objectives. Ameriprise agrees to maintain copies of the Orders received from investors and of the other information obtained from investors, including the Order Forms, for a minimum of 6 years from the date of sale and will make such information available to the Company upon request by the Company.
(b)    Closing Dates and Delivery of Shares. In no event shall a sale of Shares to an investor be completed until at least five business days after the date the investor receives a copy of the Prospectus. Orders shall be submitted as contemplated by Section 12 of the Dealer Manager Agreement and as otherwise set forth in this Agreement. Shares will be issued as described in the Prospectus. Share issuance dates for purchases made pursuant to the DRIP will be as set forth in the DRIP.
(c)    Dealers. The Shares offered and sold under this Agreement shall be offered and sold only by Ameriprise, a member in good standing of FINRA. The Issuer Entities and affiliates thereof agree to participate in Ameriprise’s marketing efforts to the extent that Ameriprise may reasonably request and, without limiting the generality of the foregoing, agree to visit Ameriprise’s offices as Ameriprise may reasonably request.
(d)    Compensation. In consideration for Ameriprise’s execution of this Agreement, and for the performance of Ameriprise’s obligations hereunder, the Dealer Manager agrees to pay or cause to be paid to Ameriprise a selling commission (the “Selling Commission”) of six and one half percent ($0.65 based on $10.68 price per share) of the price of each Share (except for Shares sold pursuant to the DRIP) sold by Ameriprise; provided, however, that Ameriprise’s Selling Commission shall be reduced with respect to volume sales of Shares to single purchasers (as defined in the Prospectus) and as otherwise set forth in the “Plan of Distribution” section of the Prospectus. In the case of such volume sales to single purchasers, on orders of $1,000,000 or more, Ameriprise’s Selling Commission shall be reduced by the amount of the Share purchase price discount. In the case of such volume sales to single purchasers, Ameriprise’s Selling Commission and the investor’s purchase price will be reduced for the entire share purchases, in the total volume ranges set forth in the table below. Such reduced share price will not affect the amount received by the Company for investment. The following table sets forth the reduced Share purchase price and Selling Commission payable to Ameriprise:

Volume Discount Range for a Single Purchaser
From	To	Purchase Price Per share To investor	Selling Commission Per Share (based on $10.68 price per share)
$0	$999,999	$10.6800	6.5%
$1,000,000	$1,999,999	$10.5732	5.5%
$2,000,000	$2,999,999	$10.4664	4.5%
$3,000,000	$3,999,999	$10.3062	3.5%
$4,000,000	$9,999,999	$10.1460	2.0%
$10,000,000	and above	$9.9858	1.0%
For example, a purchase of 250,000 shares in a single transaction would result in a purchase price of $2,616,600 ($10.4664 per share), Selling Commissions of $120,150 and dealer manager fees of $80,100.
For purposes of determining investors eligible for volume discounts, to the extent consistent with the definition of “single purchaser” contained in the Prospectus, investments made by accounts with the same primary account holder, as determined by the account tax identification number, may be combined. This includes individual accounts and joint accounts that have the same primary holder as an individual account. Investments made through individual retirement accounts may also be combined with accounts that have the same tax identification number as the beneficiary of the individual retirement account. In the event Orders are combined, the commission payable with respect to the subsequent purchase of Shares will equal the commission per share which would have been payable in accordance with the table set forth above if all purchases had been made simultaneously. Any reduction of the Selling Commission otherwise payable to Ameriprise will be credited to the purchaser as additional Shares. Unless purchasers, or Ameriprise, on behalf of purchasers, indicate that Orders are to be combined and provide all other requested information, the Company will not be held responsible for failing to combine Orders properly.
The Company expects the dealer manager to authorize other broker-dealers that are members of FINRA, which the Company refers to as participating broker-dealers, to sell the Company's shares. Except as provided in the Prospectus, the dealer manager will reallow all of its selling commissions attributable to a participating broker-dealer. The Company may also sell shares at a discount to the primary offering price of $10.68 per share through the following distribution channels in the event that the investor: pays a broker a single fee, e.g., a percentage of assets under management, for investment advisory and broker services, which is frequently referred to as a “wrap fee”; has engaged the services of a registered investment adviser with whom the investor has agreed to pay compensation for investment advisory services or other financial or investment advice (other than a registered investment adviser that is also registered as a broker-dealer who does not have a fixed or “wrap fee” feature or other asset fee arrangement with the investor); or is investing through a bank acting as trustee or fiduciary. The Company will not pay any selling commissions in connection with sales through these channels.
The Dealer Manager will also re-allow to Ameriprise out of its dealer manager fee a marketing fee of up to two percent (2%) of the full price of each Share (except for Shares sold pursuant to the DRIP) sold by Ameriprise (the “Marketing Fee”); provided however, the Company will not pay Ameriprise a Marketing Fee if the aggregate underwriting compensation to be paid to all parties in connection with the Offering exceeds the limitations prescribed by FINRA.
Further, in the case of volume sales to single purchasers, Ameriprise’s Marketing Fee shall be reduced for the entire share purchases as set forth in the table below:

Volume Discount Range for a Single Purchaser
From	To	Dealer Manager Fee (based on $10.68 price per share)	Marketing Fee reallowed to Ameriprise (based on $10.68 price per share)
$0	$999,999	3.0%	2.0%
$1,000,000	$1,999,999	3.0%	2.0%
$2,000,000	$2,999,999	3.0%	2.0%
$3,000,000	$3,999,999	2.5%	1.5%
$4,000,000	$9,999,999	2.5%	1.5%
$10,000,000	and above	2.0%	1.0%
No payment of Selling Commissions or the Marketing Fee will be made in respect of Orders (or portions thereof) which are rejected by the Company. As noted in Section 3(a) above, Ameriprise shall transfer to the Transfer Agent the total amount debited from such investor accounts for the purchase of Shares, net of the Selling Commission payable to Ameriprise Financial. The Marketing Fee will be paid via Automated Clearing House (ACH) payment initiated by the Dealer Manager on the second business day following the week in which the dealer manager fee on the applicable Shares sold by Ameriprise is received by the Dealer Manager. Selling Commissions and the Marketing Fee will be payable only with respect to transactions lawful in the jurisdictions where they occur. Purchases of Shares by the Company, Ameriprise or its or their respective affiliates or any of their respective directors, trustees, officers and employees shall be net of commissions. Ameriprise affirms that the Dealer Manager’s liability for Selling Commissions and the Marketing Fee payable is limited solely to the proceeds of commissions and the dealer manager fee, respectively, receivable from the Company, and Ameriprise hereby waives any and all rights to receive payment of Selling Commissions and the Marketing Fee due until such time as the Dealer Manager is in receipt of the commission and dealer manager fee, respectively, from the Company.
No selling commissions or Marketing Fee shall be paid to Ameriprise for purchases made by an investor pursuant to the DRIP.
The Company will pay or cause to be paid to Ameriprise, the amount of any bona fide, itemized, separately invoiced due diligence expenses consistent with the language in the Prospectus and applicable regulations and FINRA rules.
Except for offers and sales of Shares to the Company’s officers and directors, to officers and affiliates of the Advisor, to or through registered investment advisers or a bank acting as a trustee or fiduciary, through the friends and family program or any other arrangements described in the “Plan of Distribution” section of the Prospectus, the Company represents that neither it nor any of its affiliates have offered or sold, and agrees that, through the Termination Date, the Company will not offer or sell any Shares otherwise than through the Dealer Manager as provided in the Dealer Manager Agreement, Ameriprise as herein provided, and the selected dealers other than Ameriprise as provided in the Selected Dealer Agreements.
(e)    Calculation of Fees. Ameriprise will have sole responsibility, and Ameriprise’s records will provide the sole basis, for calculating fees for which Ameriprise invoices under this Agreement. However, the Issuer Entities may provide records to assist Ameriprise in its calculations.
(f)    Finders Fee. Neither the Company nor Ameriprise shall, directly or indirectly, pay or award any finder’s fees, commissions or other compensation to any person engaged by a potential investor for investment advice as an inducement to such advisor to advise the purchase of Shares; provided, however, that normal Selling Commissions payable to a registered broker-dealer or other properly licensed person for selling Shares shall not be prohibited hereby.
4.Covenants. Each Issuer Entity, jointly and severally, covenants and agrees with Ameriprise that it will:
(a)    Commission Orders. Use its best efforts to cause any amendments to the Registration Statement to become effective as promptly as possible and to maintain the effectiveness of the Registration Statement, and will promptly notify Ameriprise and confirm the notice in writing if requested, (i) when any post-effective amendment to the Registration Statement becomes effective, (ii) of the issuance by the Commission or any state securities authority of any jurisdiction of any stop order or of the initiation, or the threatening (for which it has knowledge), of any proceedings for that purpose or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction or of the institution or threatening (for which it has knowledge) of any proceedings for any of such purposes, (iii) of the receipt of any material comments from the Commission with respect to the Registration Statement, the Company’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, or any other filings, (iv) of any request by the Commission for any amendment to the Registration Statement as filed or any amendment or supplement to the Prospectus or for additional information relating thereto and (v) if the Registration Statement becomes unavailable for use in connection with the Offering of the Shares for any reason. Each of the Company and the Dealer Manager will use its best efforts to prevent the issuance by the Commission of a stop order or a suspension order and if the Commission shall enter a stop order or suspension order at any time, each of the Company and the Dealer Manager will use its best efforts to obtain the lifting of such order at the earliest possible moment. The Company shall not accept any order for Shares during the effectiveness of any stop order or if the Registration Statement becomes unavailable for use in connection with the Offering of the Shares for any reason.

(b)    Registration Statement. Deliver to Ameriprise without charge promptly after the Registration Statement and each amendment or supplement thereto becomes effective, such number of copies of the Prospectus (as amended or supplemented), the Registration Statement and supplements and amendments thereto, if any (without exhibits), as Ameriprise may reasonably request. Unless Ameriprise is otherwise notified in writing by the Company; the Company hereby consents to the use of the Prospectus or any amendment or supplement thereto by Ameriprise both in connection with the Offering and for such period of time thereafter as the Prospectus is required to be delivered in connection therewith.
(c)    “Blue Sky” Qualifications. Endeavor in good faith to seek and maintain the approval of the Offering by FINRA, and to qualify the Shares for offering and sale under the securities laws of all 50 states and the District of Columbia and to maintain such qualification, except in those jurisdictions Ameriprise may reasonably designate; provided, however, the Company shall not be obligated to subject itself to taxation as a party doing business in any such jurisdiction. In each jurisdiction where such qualification shall be effected, the Company will, unless Ameriprise agrees that such action is not at the time necessary or advisable, file and make such statements or reports as are or may reasonably be required by the laws of such jurisdiction.
(d)    “Blue Sky” Memorandum. To furnish to Ameriprise, and Ameriprise may be allowed to rely upon, a “Blue Sky” Memorandum (the “Blue Sky Memorandum”), prepared by counsel reasonably acceptable to Ameriprise (with the understanding that DLA Piper LLP (US) shall so qualify), in customary form naming the jurisdictions in which the Shares have been qualified for sale under the respective securities laws of such jurisdiction. The Blue Sky Memorandum shall be promptly updated by counsel and provided to Ameriprise from time to time to reflect changes and updates to the jurisdictions in which the Shares have been qualified for sale. In each jurisdiction where the Shares have been qualified, the Company will make and file such statements and reports in each year as are or may be required by the laws of such jurisdiction.
(e)    Amendments and Supplements. If during the time when a Prospectus is required to be delivered under the Securities Act, any event relating to the Company shall occur as a result of which it is necessary, in the opinion of the Company’s counsel, to amend the Registration Statement or to amend or supplement the Prospectus in order to make the Prospectus not misleading in light of the circumstances existing at the time it is delivered to an investor, or if it shall be necessary, in the opinion of the Company’s counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements the Securities Act or the Regulations, the Company will forthwith notify an Ameriprise representative in the Ameriprise legal department, further, the Company shall prepare and furnish without expense to Ameriprise, a reasonable number of copies of an amendment or amendments of the Registration Statement or the Prospectus, or a supplement or supplements to the Prospectus which will amend or supplement the Registration Statement or Prospectus so that as amended or supplemented it will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or to make the Registration Statement or the Prospectus comply with such requirements. During the time when a Prospectus is required to be delivered under the Securities Act, the Company shall comply in all material respects with all requirements imposed upon it by the Securities Act, as from time to time in force, including the undertaking contained in the Company’s Registration Statement pursuant to Item 20.D of the Commission’s Industry Guide 5, so far as necessary to permit the continuance of sales of the Shares in accordance with the provisions hereof and the Prospectus.
(f)    Delivery of Periodic Filings. The Company shall include with any prospectus or “investor kit” delivered to Ameriprise for distribution to potential investors in connection with the

Offering a copy of the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q or a supplement to the Prospectus containing the material information from such reports.
(g)    Periodic Financial Information. On or prior to the date on which there shall be released to the general public interim financial statement information related to the Company with respect to each of the first three quarters of any fiscal year or preliminary financial statement information with respect to any fiscal year, the Company shall furnish such information to Ameriprise, confirmed in writing, and shall file such information pursuant to the rules and regulations promulgated under the Securities Act or the Exchange Act as required thereunder.
(h)    Audited Financial Information. On or prior to the date on which there shall be released to the general public financial information included in or derived from the audited financial statements of the Company for the preceding fiscal year, the Company shall furnish such information to Ameriprise, confirmed in writing, and shall file such information pursuant to the rules and regulations promulgated under the Securities Act or the Exchange Act as required thereunder.
(i)    Copies of Reports. During the Offering, the Company will provide (which may be by electronic delivery) Ameriprise with the following:
(i)    as soon as practicable after they have been sent or made available by the Company to its stockholders or filed with the Commission, a copy of each annual and interim financial or other report provided to stockholders, excluding individual account statements sent to security holders of the Company in the ordinary course;
(ii)    as soon as practicable, a copy of every press release issued by the Company and every material news item and article in respect of the Company or its affairs released by the Company; and
(iii)    additional documents and information with respect to the Company and its affairs as Ameriprise may from time to time reasonably request.
Documents (other than final Prospectuses or supplements or amendments thereto for distribution to investors and the documents incorporated by reference therein) required to be delivered pursuant to this Agreement (to the extent any such documents are included in materials otherwise filed with the Securities and Exchange Commission) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Company posts such documents, or provides a link thereto on the Company’s website on the Internet; or (ii) on which such documents are posted on the Company’s behalf on the website of the Securities and Exchange Commission or any other Internet or intranet website, if any, to which Ameriprise has access; provided that the Company shall notify Ameriprise of the posting of any such documents.
(j)    Sales Material. The Company will deliver to Ameriprise from time to time, all advertising and supplemental sales material (whether designated solely for broker-dealer use or otherwise) proposed to be used or delivered in connection with the Offering, prior to the use or delivery to third parties of such material, and will not so use or deliver, in connection with the Offering, any such material to Ameriprise’s customers or registered representatives without Ameriprise’s prior written consent, which consent, in the case of material required by law, rule or regulation of any regulatory body including FINRA to be delivered, shall not be unreasonably withheld or delayed. The Company shall ensure that all advertising and supplemental sales literature used by Ameriprise will have received all required regulatory approval, which may include but is not limited to, the Commission, FINRA and state securities agencies, as applicable, prior to use by Ameriprise. For the avoidance of doubt, ordinary course communications with the Company’s stockholders, including without limitation, the delivery of annual and quarterly reports and financial information, dividend notices, reports of net asset value and information regarding the tax treatment of distributions and similar matters shall not be considered advertising and supplemental sales material, unless the context otherwise requires. Ameriprise will not create or distribute marketing or advertising material referencing any KBS entity without prior written permissions from KBS.
(k)    Use of Proceeds. Apply the proceeds from the sale of Shares substantially as set forth in the section of the Prospectus entitled “Estimated Use of Proceeds” and operate the business of the Company in all material respects in accordance with the descriptions of its business set forth in the Prospectus.
(l)    Prospectus Delivery. Within the time during which a prospectus relating to the Shares is required to be delivered under the Securities Act, the Company will comply with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Shares as contemplated by the provisions hereof and the Prospectus. The Dealer Manager confirms that it is familiar with Rule 15c2-8 under the Exchange Act, relating to the distribution of preliminary and final prospectuses, and confirms that it has complied and will comply therewith in connection with the Offering of Shares contemplated by this Agreement, to the extent applicable.
(m)    Financial Statements. Make generally available to its stockholders as soon as practicable, but not later than the Availability Date, an earnings statement of the Company (in form complying with the provisions of Rule 158 under the Securities Act) covering a period of 12 months beginning after the Effective Date but not later than the first day of the Company’s fiscal quarter next following the Effective Date. For purposes of the preceding sentence, “Availability Date” means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter (or if either of such dates specified above is a day the Commission is not open to receive filings, then the next such day that the Commission is open to receive filings).
(n)    Compliance with Exchange Act. Comply with the requirements of the Exchange Act relating to the Company’s obligation to file and, as applicable, deliver to its stockholders periodic reports including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.
(o)    Title to Property. The Company (or any partnership or joint venture holding title to a particular Property) will acquire good and marketable title to each Property to be owned by it, as described in the Prospectus and future supplements to the Prospectus, it being understood that the Company may incur debt with respect to Properties and other assets in accordance with the Prospectus; and except as stated in the Prospectus, the Company (or any such partnership or joint venture) will possess all licenses, permits, zoning exceptions and approvals, consents and orders of governmental, municipal or regulatory authorities required for the ownership of the Properties, and prior to the commencement of construction for the development of any vacant land included therein as contemplated by the Prospectus, except where the failure to possess any such license, permit, zoning exception or approval, consent or order could not be reasonably likely to cause a Material Adverse Effect.
(p)    Licensing and Compliance. The Company and the Dealer Manager covenant that any persons employed or retained by them to provide sales support or wholesaling services in support of Ameriprise or its clients shall be licensed in accordance with all applicable laws, will comply with all applicable federal and state securities laws and regulations, and will use only sales literature approved and authorized by the Company and the Dealer Manager.
(q)    Reimbursement Policy. The Company, the Dealer Manager and any agents of either, including any of the Dealer Manager’s wholesalers, shall comply in all material respects with (i) all applicable federal and state laws, regulations and rules and the rules of any applicable self-regulatory organization, including but not limited to, FINRA rules and interpretations governing cash and non-cash compensation, (ii) Ameriprise’s policies governing marketing fees, cash compensation and non-cash compensation as communicated in writing to the Dealer Manager, and (iii) Ameriprise’s wholesaler reimbursement policy as communicated in writing to the Dealer Manager, as amended from time to time in Ameriprise’s sole discretion; provided that such policies comply with the rules and regulations of FINRA and the Dealer Manager is notified of any changes to such policies.
(r)     Trade Names and Trademarks. No Issuer Entity may use any company name, trade name, trademark or service mark or logo of Ameriprise or any person or entity controlling, controlled by, or under common control with Ameriprise without Ameriprise’s prior written consent.
5.    Covenants of Ameriprise. Ameriprise covenants and agrees with the Company as follows:
(a)    Prospectus Delivery. Ameriprise confirms that it is familiar with Rule 15c2-8 under the Exchange Act and with Section III.E.1 of the NASAA Guidelines, relating to the distribution of preliminary and final prospectuses, and confirms that it has complied and will comply therewith in connection with the Offering of the Shares contemplated by this Agreement, to the extent applicable.
(b)    Accuracy of Information. No information supplied by Ameriprise specifically for use in the Registration Statement will contain any untrue statements of a material fact or omit to state any material fact necessary to make such information not misleading.
(c)    No Additional Information. Ameriprise will not give any information or make any representation in connection with the Offering of the Shares other than that contained in the Prospectus, the Registration Statement, and any of the Company’s other filings under the Securities Act or the Exchange Act which are incorporated by reference into the Prospectus or filed as a supplement to the Prospectus or advertising and supplemental sales material contemplated by this Agreement and approved by the Company.
(d)    Sale of Shares. Ameriprise shall solicit purchasers of the Shares only in the jurisdictions in which Ameriprise has been advised by the Company (including pursuant to the Blue Sky Memorandum, and any updates thereto, delivered to Ameriprise pursuant to Section 4(d)) that such solicitations can be made and in which Ameriprise is qualified to so act.
6.    Payment of Expenses.
(a)    Expenses. Whether or not the transactions contemplated in this Agreement are consummated or if this Agreement is terminated, the Company and/or the Dealer Manager, as designated in the Prospectus, will pay or cause to be paid, in addition to the compensation described in Section 3(d) (which Ameriprise may retain up to the point of termination unless this agreement is terminated without any Shares being sold, in which case no such compensation shall be paid), all fees and expenses incurred in connection with the formation, qualification and registration of the Company and in marketing, distributing and processing the Shares under applicable Federal and state law, and any other fees and expenses actually incurred and directly related to the Offering and the Company’s other obligations under this Agreement, including such fees and expenses as: (i) the preparing, printing, filing and delivering of the Registration Statement (as originally filed and all amendments thereto) and of the Prospectus and any amendments thereof or supplements thereto and the preparing and printing of this Agreement and Order Forms, including the cost of all copies thereof and any financial statements or exhibits relating to the foregoing supplied to Ameriprise in quantities reasonably requested by Ameriprise; (ii) the preparing and printing of the subscription material and related documents and the filing and/or recording of such certified certificates or other documents necessary to comply with the laws of the State of Maryland for the formation of a corporation and thereafter for the continued good standing of the Company; (iii) the issuance and delivery of the Shares, including any transfer or other taxes payable thereon; (iv) the qualification or registration of the Shares under state securities or “blue sky” laws; (v) the filing fees payable to the Commission and to FINRA; (vi) the preparation and printing of advertising material in connection with and relating to the Offering, including the cost of all sales literature and investor and broker-dealer sales and information meetings; (vii) the cost and expenses of counsel and accountants of the Company; and (viii) subject to Section 6(d), and as mutually agreed upon, Ameriprise’s costs of technology associated with the offering, other costs and expenses related to such technology costs, and the facilitation of the marketing of the Shares and the ownership of such Shares by Ameriprise’s customers, including fees to attend Company-sponsored conferences; and (ix) any other expenses of issuance and distribution of the Shares.
(b)    Ad Hoc Requests. From time to time, the Issuer Entities may make requests that can reasonably be regarded as being related to but separate from the services contemplated by this Agreement (the “Services”) or that otherwise fall outside the ordinary course of business relationships such as the one contemplated under this Agreement (“Ad Hoc Requests”). Examples of Ad Hoc Requests include, but are not limited to, requests that would require Ameriprise to implement information technology modifications, participate in or respond to audits, inspections or compliance reviews, or respond to or comply with document requests. To the extent that Ameriprise’s compliance with an Ad Hoc Request would cause Ameriprise to incur additional material expenses, the Company and Ameriprise will mutually agree as to the payment of such expenses between the parties. Ameriprise reserves the right to refuse to comply with an Ad Hoc Request if the parties are unable to reach an agreement on payment of reasonable expenses unless payment of such expenses would violate FINRA rules and provided that consent to an agreement has not been unreasonably withheld; it being understood that consent shall not be deemed to be unreasonably withheld if the payment for such Ad Hoc Requests, individually or when aggregated with other amounts to be paid to Ameriprise pursuant to this Agreement, would violate FINRA rules. Payment for Ad Hoc Requests will be separate from and above the payments for the Services but shall be included as applicable, when calculating total compensation paid to Ameriprise for purposes of the limitations described in Section 6(c) hereof.
(c)    Limitation. Notwithstanding the foregoing, the total compensation paid to Ameriprise from the Issuer Entities in connection with the Offering pursuant to Section 3(d) hereof and this Section 6 shall not exceed the limitations prescribed by FINRA. The Company, the Dealer Manager and Ameriprise agree to monitor the payment of all fees and expense reimbursements to assure that FINRA limitations are not exceeded. Accordingly, if at any time during the term of the Offering, the Company determines in good faith that any payment to Ameriprise pursuant to this Agreement could result in a violation of the applicable FINRA regulations, the Company shall promptly notify Ameriprise, and the Company and Ameriprise agree to cooperate with each other to implement such measures as they determine are necessary to ensure continued compliance with applicable FINRA regulations. However, nothing in this Agreement shall relieve Ameriprise of its obligations to comply with FINRA Rule 2310.
7.    Conditions of Ameriprise’s Obligations. Ameriprise’s obligations hereunder shall be subject to the continued accuracy throughout the Effective Term of the representations, warranties and agreements of the Company, to the performance by the Company of its obligations hereunder and to the following terms and conditions:
(a)    Effectiveness of Registration Statement. The Registration Statement shall have initially become effective not later than 5:30 P.M., Eastern time, on the date of this Agreement and, at any time during the term of this Agreement, no stop order shall have been issued or proceedings therefor initiated or threatened by the Commission; and all requests for additional information on the part of the Commission and state securities administrators shall have been complied with and no stop order or similar order shall have been issued or proceedings therefor initiated or threatened by any state securities authority in any jurisdiction in which the Company intends to offer Shares.
(b)    Closings. The Company, the Advisor and the Dealer Manager will deliver or cause to be delivered to Ameriprise, as a condition of Ameriprise’s obligations hereunder, those documents as described in this Section 7 as of the date hereof and, as applicable, on or before the fifth business day following the date that each post-effective amendment to the Registration Statement filed by the Company prior to the earlier of the termination of the primary offering of up to $2,000,000,000 in Shares pursuant to the Registration Statement (the “Primary Offering”) or the termination of this Agreement shall have been declared effective by the Commission (each such date, a “Documented Closing Date”); provided that if a Documented Closing Date has not occurred within ninety (90) days of the previous Documented Closing Date, the 90th day following the previous Documented Closing Date shall be deemed to be a Documented Closing Date through the termination of the Primary Offering, and also provided, further, that the earlier to occur of the date on which (i) the Company terminates the Primary Offering or (ii) this Agreement is otherwise terminated by any party shall also be deemed to be a Documented Closing Date, and the Company, the Advisor and the Dealer Manager will deliver or cause to be delivered to Ameriprise, those documents as described in Section 7 on or before the tenth business day following such date.
(c)    Opinion of Counsel. Ameriprise shall receive the favorable opinion of DLA Piper LLP (US), counsel for the Issuer Entities, dated as of the date hereof or as of each Documented Closing Date, as applicable, addressed to Ameriprise substantially in the form attached hereto as Exhibit A.
(d)    Accountant’s Letter. On the date hereof, Ameriprise shall have received from Ernst & Young LLP a comfort letter, in form and substance reasonably satisfactory to Ameriprise in all material respects.
(e)    Update of Accountant’s Letter. Ameriprise shall receive from Ernst & Young LLP on each Documented Closing Date, a comfort letter, in form and substance reasonably satisfactory to Ameriprise in all material respects, provided that (i) the specified procedures date referred to in such comfort letter shall be a date not more than five days prior to each such Documented Closing Date, (ii) such comfort letter shall cover the Registration Statement and Prospectus (including all documents incorporated by reference therein, as amended and supplemented through the date of the latest post-effective amendment that triggers such Documented Closing Date (the “Current Filing”), and (iii) if financial statements or financial information of any other entity are included in the Current Filing, the comfort letter to be received by Ameriprise shall also cover such financial statements or financial information.
(f)    Stop Orders. On the Effective Date and during the Effective Term no order suspending the sale of the Shares in any jurisdiction nor any stop order issued by the Commission shall have been issued, and on the Effective Date and during the Effective Term no proceedings relating to any such suspension or stop orders shall have been instituted, or to the knowledge of the Company, shall be contemplated.

(g)    “Blue Sky” Memorandum. On or before the date hereof, and on each Documented Closing Date, Ameriprise shall have received the Blue Sky Memorandum described in Section 4(d) above.
(h)    Information Concerning the Advisor. On the date hereof and as of each Documented Closing Date, Ameriprise shall receive a letter dated as of such date from the Advisor, confirming that: (1) the Advisory Agreement has been duly and validly authorized, executed and delivered by the Advisor and constitutes a valid agreement of the Advisor enforceable in accordance with its terms; (2) the execution and delivery of the Advisory Agreement, the consummation of the transactions therein contemplated and compliance with the terms of the Advisory Agreement by the Advisor will not conflict with or constitute a default under its articles of organization or any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Advisor is a party, or a violation of any law, order, rule or regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Advisor, or any of its property, except for such conflicts, defaults or violations that would not reasonably be expected to have a Material Adverse Effect; (3) no consent, approval, authorization or order of any court or other governmental agency or body has been or is required for the performance of the Advisory Agreement by the Advisor, or for the consummation of the transactions contemplated thereby, other than those that have been already made or obtained ; and (4) the Advisor is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business as a foreign limited liability company in each other jurisdiction in which the nature of its business would make such qualification necessary and the failure to so qualify could reasonably be expected to have a Material Adverse Effect.
(i)    Information Concerning the Sub-Advisor. On the date hereof and as of each Documented Closing Date, Ameriprise shall receive a letter dated as of such date from the Sub-Advisor, confirming that: (1) the Sub-Advisory Agreement has been duly and validly authorized, executed and delivered by the Advisor and constitutes a valid, binding and enforceable agreement of the Advisor; (2) the execution and delivery of the Sub-Advisory Agreement, the consummation of the transactions therein contemplated and compliance with the terms of the Sub-Advisory Agreement by the Advisor will not conflict with or constitute a default under its articles of organization or any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Advisor is a party, or any law, order, rule or regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Advisor or any of its property, except for such conflicts or defaults that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; (3) no consent, approval, authorization or order of any court or other governmental agency or body is required for the performance of the Sub-Advisory Agreement by the Advisor, or for the consummation of the transactions contemplated thereby, other than those that have already been made or obtained; and (4) the Sub-Advisor is a limited liability company duly formed, validly existing and in good standing under the laws of the Delaware and is duly qualified to do business as a foreign limited liability company in each other jurisdiction in which the nature of its business would make such qualification necessary, except where the failure to be so qualified or in good standing could not reasonably be expected to have a Material Adverse Effect~~.~~.
(j)    Confirmation. As of the date hereof and at each Documented Closing Date, as the case may be:

i.
the representations and warranties of each of the Issuer Entities in the Agreement shall be true and correct with the same effect as if made on the date hereof or the Documented Closing Date, as the case may be, and each of the Issuer Entities have performed all covenants or conditions on their part to be performed or satisfied at or prior to the date hereof or respective Documented Closing Date;

ii.
the Registration Statement (and any amendments or supplements thereto and any documents incorporated by reference therein) as of the date it was declared effective does not include any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus (and any amendments or supplements thereto and any documents incorporated by reference therein) as of its issue date and as of the date hereof or such Documented Closing Date, as the case may be, does not include any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

iii.
except as set forth in the Prospectus, there shall have been no material adverse change in the business, properties, prospects or condition (financial or otherwise) of the Company subsequent to the date of the latest balance sheets provided in the Registration Statement and the Prospectus; and

iv.
since the date hereof, no event has occurred which should have been set forth in an amendment or supplement to the Prospectus in order to cause such Prospectus not to contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but which has not been so set forth.

Ameriprise shall receive a certificate dated the date hereof and each Documented Closing Date, as the case may be, confirming the above.
If any of the conditions specified in this Agreement shall not have been fulfilled when and as required by this Agreement, all Ameriprise’s obligations hereunder and thereunder may be canceled by Ameriprise by notifying the Company of such cancellation in writing or by telecopy at any time, and any such cancellation or termination shall be without liability of any party to any other party except as otherwise provided in Sections 3(d), 6, 8, 9 and 10 of this Agreement. All certificates, letters and other documents referred to in this Agreement will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to Ameriprise and Ameriprise’s counsel. The Company will furnish Ameriprise with conformed copies of such certificates, letters and other documents as Ameriprise shall reasonably request.
8. Indemnification.
(a)    Indemnification by the Issuer Entities. Each Issuer Entity, jointly and severally, agrees to indemnify, defend and hold harmless Ameriprise and each person, if any, who controls Ameriprise within the meaning of Section 15 of the Securities Act, and any of their respective officers, directors, employees and agents from and against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all expenses whatsoever reasonably incurred in investigating, preparing for, defending against or settling any litigation, commenced or threatened, or any claim whatsoever) arising out of or based upon:

(i)    any untrue or alleged untrue statement of a material fact contained: (i) in the Registration Statement (or any amendment thereto) or in the Prospectus (as from time to time amended or supplemented) or any related preliminary prospectus; (ii) in any application or other document (in this Section 8 collectively called “application”) executed by an Issuer Entity or based upon information furnished by an Issuer Entity and filed in any jurisdiction in order to qualify the Shares under the securities laws thereof, or in any amendment or supplement thereto; or (iii) in the Company’s periodic reports such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and current reports on Form 8-K; provided however that no Issuer Entity shall be liable in any such case to the extent any such statement or omission was made in reliance upon and in conformity with written information furnished to an Issuer Entity by Ameriprise expressly for use in the Registration Statement or related preliminary prospectus or Prospectus or any amendment or supplement thereof or in any of such applications or in any such sales as the case may be;
(ii)    the omission or alleged omission from (i) the Registration Statement (or any amendment thereto) or in the Prospectus (as from time to time amended or supplemented); (ii) any applications; or (iii) the Company’s periodic reports such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and current reports on Form 8-K, of a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading; provided however that no Issuer Entity shall be liable in any such case to the extent any such statement or omission was made in reliance upon and in conformity with written information furnished to the Company by Ameriprise expressly for use in the Registration Statement or related preliminary prospectus or Prospectus or any amendment or supplement thereof or in any of such applications or in any such sales as the case may be;
(iii)    any untrue statement of a material fact or alleged untrue statement of a material fact contained in any supplemental sales material (whether designated for broker-dealer use or otherwise) approved by the Company for use by Ameriprise or any omission or alleged omission to state therein a material fact required to be stated or necessary in order to make the statements therein, in light of the circumstances under which they were made and when read in conjunction with the Prospectus delivered therewith not misleading;
(iv)    any communication regarding the valuation of the Shares provided by or on behalf of the Company; and
(v)    the breach by any Issuer Entity or any employee or agent acting on their behalf, of any of the representations, warranties, covenants, terms and conditions of this Agreement.
Notwithstanding the foregoing, no indemnification by an Issuer Entity of Ameriprise or each person, if any, who controls Ameriprise within the meaning of Section 15 of the Securities Act, and any of their respective officers, directors, employees and agents or its officers, directors or control persons, pursuant to Section 8(a) shall be permitted under this Agreement for, or arising out of, an alleged violation of federal or state securities laws, unless one or more of the following conditions are met: (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (3) a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Commission and of the published position of any state securities regulatory authority in which the securities were offered or sold as to indemnification for violations of securities laws.
(b)    Indemnification by Ameriprise. Subject to the conditions set forth below, Ameriprise agrees to indemnify, defend and hold harmless each Issuer Entity, each of their directors and trustees, those of its officers who have signed the Registration Statement and each other person, if any, who controls an Issuer Entity within the meaning of Section 15 of the Securities Act to the same extent as the foregoing indemnity from an Issuer Entity contained in subsections (a)(i) and (a)(ii) of this Section, as incurred, but only with respect to an untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in the Registration Statement (as from time to time amended or supplemented) or Prospectus, or any related preliminary prospectus, or any application made in reliance upon or, in conformity with, written information furnished by Ameriprise expressly for use in such Registration Statement or Prospectus or any amendment or supplement thereto, or in any related preliminary prospectus or in any of such applications.
(c)    Procedure for Making Claims. Each indemnified party shall give prompt notice to each indemnifying party of any claim or action (including any governmental investigation) commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify any indemnifying party shall not relieve it from any liability that it may have hereunder, except to the extent it has been materially prejudiced by such failure, and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. The indemnifying party, jointly with any other indemnifying parties receiving such notice, shall assume the defense of such action with counsel chosen by it and reasonably satisfactory to the indemnified parties defendant in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying party. Any indemnified party shall have the right to employ a separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall be borne by such party unless such party has objected in accordance with the preceding sentence, in which event such reasonable fees and expenses shall be borne by the indemnifying parties. Except as set forth in the preceding sentence, if an indemnifying party assumes the defense of such action, the indemnifying party shall not be liable for any fees and expenses of separate counsel for the indemnified parties incurred thereafter in connection with such action. In no event shall the indemnifying parties be liable for the reasonable fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.
The indemnity agreements contained in this Section 8 and the warranties and representations contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party and shall survive any termination of this Agreement. An indemnifying party shall not be liable to an indemnified party on account of any settlement, compromise or consent to the entry of judgment of any claim or action effected without the consent of such indemnifying party. The Company agrees promptly to notify Ameriprise of the commencement of any litigation or proceedings against the Company in connection with the issue and sale of the Shares or in connection with the Registration Statement or Prospectus.
(d)    Contribution. Subject to the limitations and exceptions set forth in Section 8(a) hereof and in order to provide for just and equitable contribution where the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, liabilities, claims, damages or expenses (or actions in respect thereof)

referred to therein (collectively, “Losses”), except by reason of the terms thereof, the Issuer Entities on the one hand and Ameriprise on the other shall contribute to the amount paid or payable by such indemnified party as a result of such Losses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by each of the Issuer Entities, on the one hand, and Ameriprise on the other from the Offering based on the public offering price of the Shares sold and the Selling Commissions, Marketing Fees and due diligence expense reimbursements received by Ameriprise with respect to such Shares sold. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits referred to above but also the relative fault of the Issuer Entities, on the one hand and Ameriprise on the other in connection with the statements or omissions which resulted in such Losses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Issuer Entities, on the one hand and Ameriprise on the other shall be deemed to be in the same proportion as (a) the sum of (i) the aggregate net compensation retained by the Issuer Entities and their affiliates for the purchase of Shares sold by Ameriprise and (ii) total proceeds from the Offering (net of Selling Commissions, Marketing Fees and due diligence expense reimbursements paid to Ameriprise but before deducting expenses) received by the Company from the sale of Shares by Ameriprise bears to (b) the Selling Commissions, Marketing Fees and due diligence expense reimbursements retained by Ameriprise. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by an Issuer Entity, on the one hand or Ameriprise on the other. The Company agrees with Ameriprise that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation, or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the Losses referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), Ameriprise shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares subscribed for through Ameriprise were offered to the subscribers exceeds the amount of any damages which Ameriprise has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission. Further, in no event shall the amount of Ameriprise’s contribution to the liability exceed the aggregate Selling Commissions, Marketing Fees, due diligence expense reimbursements and any other compensation retained by Ameriprise from the proceeds of the Offering. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act or Section 10(b) of the Exchange Act, as amended) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, any person that controls Ameriprise within the meaning of Section 15 of the Securities Act shall have the same right to contribution as Ameriprise, and each person who controls the Company within the meaning of Section 15 of the Securities Act shall have the same right to contribution as the Company.
9.    Representations and Agreements to Survive. All representations and warranties contained in this Agreement or in certificates and all agreements contained in Sections 3(d), 6, 8, 9 and 10 of this Agreement shall remain operative and in full force and effect regardless of any investigation made by any party, and shall survive the termination of this Agreement.

10.    Effective Date, Term and Termination of this Agreement.
(a)    This Agreement shall become effective as of the date it is executed by all parties hereto. After this Agreement becomes effective, any party may terminate it at any time for any reason by giving two days’ prior written notice to the other parties. Ameriprise will suspend or terminate the offer and sale of Shares as soon as practicable after being requested to do so by the Company or the Dealer Manager at any time.
(b)    Additionally, Ameriprise shall have the right to terminate this Agreement at any time during the Effective Term without liability of any party to any other party except as provided in Section 10(c) hereof if: (i) any representations or warranties of any Issuer Entity hereunder shall be found to have been incorrect; or (ii) any Issuer Entity shall fail, refuse or be unable to perform any condition of its obligations hereunder, or (iii) the Prospectus shall have been amended or supplemented despite Ameriprise’s objection to such amendment or supplement, or (iv) the United States shall have become involved in a war or major hostilities or a material escalation of hostilities or acts of terrorism involving the United States or other national or international calamity or crisis (other than hostilities including Iraq and Afghanistan); or (v) a banking moratorium shall have been declared by a state or federal authority or person; or (vi) the Company shall have sustained a material or substantial loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not said loss shall have been insured, will in Ameriprise’s good faith opinion make it inadvisable to proceed with the offering and sale of the Shares; or (vii) there shall have been, subsequent to the dates information is given in the Registration Statement and the Prospectus, such change in the business, properties, affairs, condition (financial or otherwise) or prospects of the Company whether or not in the ordinary course of business or in the condition of securities markets generally as in Ameriprise’s good faith judgment would make it inadvisable to proceed with the offering and sale of the Shares, or which would materially adversely affect the operations of the Company.
(c)    In the event this Agreement is terminated by any party pursuant to Sections 10(a) or 10(b) hereof, the Company shall pay all expenses of the Offering as required by Section 6 hereof and no party will have any additional liability to any other party except for any liability which may exist under Sections 3(d) and 8 hereof. Following the termination of the Offering, in no event will the Company be liable to reimburse Ameriprise for expenses other than as set forth in the previous sentence and Ameriprise’s actual and reasonable out-of-pocket expenses incurred following the termination of the Offering, including, without limitation, the cost of data transmissions and other related client transmissions.
(d)    If Ameriprise elects to terminate this Agreement as provided in this Section 10, Ameriprise shall notify the Company promptly by telephone or facsimile with confirmation by letter. If the Company elects to terminate this Agreement as provided in this Section 10, the Company shall notify Ameriprise promptly by telephone or facsimile with confirmation by letter.
11.Notices.
(a)    All communications hereunder, except as herein otherwise specifically provided, shall be in writing and if sent to an Issuer Entity other than Legacy Partners shall be mailed, or personally delivered, to 660Newport Center Drive, Suite 1200, Newport Beach, California 92660 Attention: Hans Henselman, and if sent to Legacy Partners shall be mailed, or personally delivered, to 4000 E. Third Avenue, Suite 600, Foster City, California 94404, and if sent to Ameriprise shall be mailed, or personally delivered, to 369 Ameriprise Financial Center, Minneapolis, MN 55474, Attention: General Counsel.

(b)    Notice shall be deemed to be given by any respective party to any other respective party when it is mailed or personally delivered as provided in subsection (a) of this Section 11.
12.    Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon Ameriprise, the Issuer Entities, and the controlling persons, trustees, directors and officers referred to in Section 8 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. Notwithstanding the foregoing, this Agreement may not be assigned without the consent of the parties hereto.
13.    Choice of Law and Arbitration.
(a)    Regardless of the place of its physical execution or performance, the provisions of this Agreement will in all respects be construed according to, and the rights and liabilities of the parties hereto will in all respects be governed by, the substantive laws of New York without regard to and exclusive of New York’s conflict of laws rules.
(b)    Any dispute between the parties concerning this Agreement not resolved between the parties will be arbitrated in accordance with the rules and regulations of FINRA. In the event of any dispute between Ameriprise and any Issuer Entity, Ameriprise and such Issuer Entity will continue to perform its respective obligations under this Agreement in good faith during the resolution of such dispute unless and until this Agreement is terminated in accordance with the provisions hereof.
14.    Counterparts. This Agreement may be signed by the parties hereto in two or more counterparts, each of which shall be deemed to be an original, which together shall constitute one and the same Agreement among the parties.
15.    Finders’ Fees. Ameriprise shall have no liability for any finders’ fees owed in connection with the transactions contemplated by this Agreement.
16.    Severability. Any provision of this Agreement, which is invalid or unenforceable in any jurisdiction, shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction.
17.    Use and Disclosure of Confidential Information. Notwithstanding anything to the contrary contained in this Agreement, and in addition to and not in lieu of other provisions in this Agreement:

Ameriprise Confidential Information.
(a)    “Ameriprise Confidential Information” includes, but is not limited to, all proprietary and confidential information of Ameriprise and its subsidiaries, affiliates, and licensees, including without limitation all information regarding its customers and the customers of its subsidiaries, affiliates, or licensees (together “Ameriprise Customers”); or the accounts, account numbers, names, addresses, social security numbers or any other personal identifier of such Ameriprise Customers; or any information derived therefrom. Ameriprise Confidential Information will not include information which is (i) in or becomes part of the public domain, except when such information is in the public domain due to disclosure by an Issuer Entity , in violation of this Agreement, (ii) demonstrably known to an Issuer Entity prior to execution of this Agreement, (iii) independently developed by an Issuer Entity in the ordinary course of business outside of this Agreement, or (iv) rightfully and lawfully obtained by an Issuer Entity from any third party other than Ameriprise.
(b)    No Issuer Entity may use or disclose Ameriprise Confidential Information for any purpose other than to carry out the purpose for which Ameriprise Confidential Information was provided to the Issuer Entities as set forth in the Agreement and/or as may otherwise be required or compelled by applicable law, regulation or court order, and agrees to cause all the Issuer Entities’ employees, agents, representatives, or any other party to whom the Issuer Entities may provide access to or disclose Ameriprise Confidential Information to limit the use and disclosure of Ameriprise Confidential Information to that purpose. If any Issuer Entity is required or compelled by applicable law, regulation or court order to disclose Ameriprise Confidential Information, the Issuer Entity shall use its reasonable best efforts to notify Ameriprise of such requirement prior to making the disclosure.
(c)    The Issuer Entities agree to implement reasonable measures designed (i) to assure the security and confidentiality of Ameriprise Confidential Information; (ii) to protect such information against any anticipated threats or hazards to the security or integrity of such information; (iii) to protect against unauthorized access to, or use of, Ameriprise Confidential Information that could result in substantial harm or inconvenience to any Ameriprise Customer; (iv) to protect against unauthorized disclosure of non-public personal information to unaffiliated third parties; and (v) to otherwise ensure its compliance with all applicable domestic, foreign and local laws and regulations (including, but not limited to, the Gramm-Leach-Bliley Act and Massachusetts 201 C.M.R. sections 17.00-17.04 as applicable ) and any other legal, regulatory or SRO requirements. The Issuer Entities further agree to cause all of their respective agents, representatives, subcontractors, or any other party to whom the Issuer Entities may provide access to or disclose Ameriprise Confidential to implement appropriate measures designed to meet the objectives set forth in this paragraph.
(d)    Upon Ameriprise’s request, the Issuer Entities shall promptly return Ameriprise Confidential Information (and any copies, extracts, and summaries thereof) to Ameriprise , or, with Ameriprise’s written consent, shall promptly destroy, in a manner satisfactory to Ameriprise, such materials (and any copies, extracts, and summaries thereof) and shall further provide Ameriprise with written confirmation of same.
18.    Amendments. This Agreement shall only be amended upon written agreement executed by each of the parties hereto.
19.    Additional Offerings. The terms of this Agreement may be extended to cover additional offerings of shares of the Company by the execution by the parties hereto of an addendum identifying the shares and registration statement relating to such additional offering. Upon execution of such addendum, the terms “Shares”, “Offering”, “Registration Statement” and “Prospectus” set forth herein shall be deemed to be amended as set forth in such addendum.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

KBS LEGACY PARTNERS APARTMENT REIT, INC.
By: /s/ W. Dean Henry W. Dean Henry, Chief Executive Officer

KBS CAPITAL MARKETS GROUP LLC
By: /s/ Mike Crimmins Mike Crimmins, Chief Executive Officer

KBS CAPITAL ADVISORS LLC
By: SCHREIBER REAL ESTATE INVESTMENTS, L.P., a manager
By: /s/ Charles J. Schreiber, Jr. Charles J. Schreiber, Jr., Manager

KBS HOLDINGS, LLC
By: PBREN INVESTMENTS, L.P., a manager
By: PBren Investments, LLC, as general partner
By: /s/ Peter M. Bren Peter M. Bren, Manager

By: SCHREIBER REAL ESTATE INVESTMENTS, L.P., a manager
By: Schreiber Investments, LLC, as general partner
By: /s/ Charles J. Schreiber, Jr. Charles J. Schreiber, Jr., Manager

Selected Dealer Agreement Signature Page

KBS – LEGACY APARTMENT COMMUNITY REIT VENTURE, LLC
By: KBS CAPITAL ADVISORS LLC, its managing member
By: PBren Investments, L.P., a manager
By: PBren Investments, LLC, as general partner
By: /s/ Peter M. Bren Peter M. Bren, Manager

By: Schreiber Real Estate Investments, L.P., a manager
By: Schreiber Investments, LLC, as general partner
By: /s/ Charles J. Schreiber, Jr. Charles J. Schreiber, Jr., Manager

By: LEGACY PARTNERS RESIDENTIAL REALTY LLC, its managing member
By: /s/ Guy K. Hays Guy K. Hays, as trustee of the Hays 2009 Revocable Trust u/d/t dated November 12, 2009, Managing Member

LEGACY PARTNERS RESIDENTIAL REALTY LLC
By: /s/ Guy K. Hays Guy K. Hays, as trustee of the Hays 2009 Revocable Trust u/d/t dated November 12, 2009, Managing Member

AMERIPRISE FINANCIAL SERVICES, INC.

By:	/s/ Frank A. McCarthy

Name:	Frank A. McCarthy

Title:	Senior Vice President and General Manager

Selected Dealer Agreement Signature Page

Exhibit C
Definition of Fair Value: the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at a measurement date.
Methodology:
Step 1: Determination of Gross Asset /Investment Value:
Notwithstanding that generally accepted accounting principles of the Financial Accounting Standards Board (“GAAP”) generally require the fair value of real estate to reflect the price received to sell an asset in an orderly transaction between market participants at the measurement date and not on an ongoing basis, establish the fair value of individual real properties and real estate-related assets with assistance of third-party appraisers or valuation experts consistent with the methods and principles used to determine fair value under generally accepted accounting principles of the Financial Accounting Standards Board, primarily as set forth in ASC 820, and the International Accounting Standards Board (as applicable). Allocate to the Company the fair value of assets and liabilities related to its investment interests in joint ventures and non-wholly-owned subsidiaries based on the net fair value of such entities’ assets less liabilities and the provisions of the joint venture/subsidiary agreements relating to the allocation of economic interest between the parties in accordance with GAAP.
Establish the fair value of any other tangible and/or intangible assets in accordance with GAAP. For this purpose, cash, receivables, and certain prepaid expenses and other current assets which have defined and quantifiable future value should be included to the extent consistent with GAAP. Assets with future value may include but are not necessarily limited to, prepaid expenses and taxes, acquisition deposits and pre-paid rental income where not otherwise accounted for in the determination of fair values of real estate and real estate-related assets. Intangible assets to be excluded may include, but are not limited to, deferred financing costs and all assets/liabilities required by SFAS 141.
Where the Company holds material non-real estate related assets, liabilities or investment interests, Ameriprise requires the valuation of such assets, liabilities, or investment interests for the purpose of determining Per Share NAV be developed or reviewed by the Company’s Independent Appraiser or third-party accountants.
Step 2: Determination of Liabilities:
Current Liabilities – GAAP book value when it approximates fair value.
Long-term Debt – fair value (“marked to market”) of debt maturing in one year or more.
Minority interests – based on allocation of fair value of assets less liabilities of the joint venture based on the provisions of the joint venture agreement.
Liabilities required by SFAS 141 and liabilities already included in the valuation of real estate or the fair value of other liabilities (e.g., accrued property taxes included in a discounted cash flow valuation and accrued interest expense included in the fair value of a loan) shall be excluded from the valuation.
Step 3: Incentive Fee Adjustments:
Calculate and deduct: (i) any net asset value allocable to preferred securities; and (ii) any estimated incentive fees, participations, or special interests held by or allocable to the sponsor, advisor, management or general partner based on Aggregate NAV of the Company and payable at the time of a hypothetical liquidation of the Company as of the valuation date in accordance with the provisions of the partnership or advisory agreements and the terms of the preferred securities.
Step 4: Determination of Per Share Amount:
Divide the resulting value of the Company allocable to common shareholders by the number of common shares outstanding (fully diluted). Note: In the above example, disposition costs and fees and debt prepayment penalties or the impact of restriction on assumption of debt are not deducted in estimating NAV.

Exhibit D
ACCESS AND CONFIDENTIALITY AGREEMENT
This Access and Confidentiality Agreement (“Agreement”) is made on this ____ day of _____________, 2013 by and among                  (“Valuation Firm”), having a place of business at                    ;                  (“Appraisal Firm”), having a place of business at                        ; and Ameriprise Financial Services, Inc. (“Recipient”) having a place of business at _________________________________________.
Valuation Firm has been engaged (the “Engagement”) by              (“REIT”) to assist REIT with developing estimated net asset value (“NAV”) and per share NAV for one or more real estate investment trusts sponsored by REIT and its affiliates (“REITs and Affiliates”). To assist in the Engagement, Appraisal Firm has been engaged by Valuation Firm to provide appraisals for commercial real estate properties of REIT. At REIT’s direction, Valuation Firm and Appraisal Firm will be making available to Recipient certain information that is trade secret, proprietary, confidential and/or sensitive information of Valuation Firm and Appraisal Firm and their respective subsidiaries and affiliates comprised of or relating to work product prepared in connection with the Engagement, including, but not limited to appraisals performed by Appraisal Firm, analyses, reports, work papers, communications or other information (the “Supporting Materials”). Specifically, Valuation Firm will make available to Recipient the written valuation reports (including, for the avoidance of doubt, all Supporting Materials) prepared pursuant to the Engagement, which valuation reports will describe the scope of the Engagement, the reviews performed and any limitations thereto, and include certain value determinations and summary analyses of Valuation Firm which support its REIT valuations (the “Valuation Reports”) (collectively, “Confidential Information”). To ensure the protection of such Confidential Information and in consideration of the Recipient's intent to complete a due-diligence investigation of REITs and Affiliates, the parties agree as follows:
5.    Neither party is required to disclose any particular information to the other and any disclosure is entirely voluntary and is not intended to, and shall not, create or modify any contractual or other relationship or obligation of any kind between the parties beyond the terms of this Agreement. Furthermore, neither this Agreement, nor any transfer of Confidential Information under it, shall be construed as creating, conveying, transferring, granting or conferring upon the other, any rights, including, but not limited to intellectual property rights, license or authority in or to the information exchanged.
6.    Both parties acknowledge and agree that the transfer of Confidential Information hereunder shall not commit or bind either party to enter into any other particular contract or any other business arrangement.
7.    Recipient agrees to use the Confidential Information to review Valuation Firm’s valuation of REIT securities. However, for the avoidance of doubt, the final determination of NAV and per share NAV shall be the sole responsibility of REIT. Recipient agrees to regard and preserve as confidential all Confidential Information which may be obtained from REIT, Valuation Firm and Appraisal Firm as a result of this Agreement. Recipient agrees that its own use and/or distribution of Valuation Firm's or Appraisal Firm’s Confidential Information shall be limited to its own employees on a “need to know” basis; provided, however, that Recipient may disclose Confidential Information pursuant to this Agreement to its employees, including the employees of their parent, subsidiary and affiliated companies, and to consultants or other persons or entities retained by Recipient for purposes specifically and solely related to the use or evaluation of Confidential Information as provided for herein. Such employees, including the employees of Recipient's parent, subsidiary and affiliated companies, and consultants or other persons or entities retained, shall treat the disclosure of the Confidential Information as confidential and are subject to the applicable terms and restrictions in this Agreement, and Recipient shall be responsible for any breach of this Agreement by such person. Except as provided for herein, Recipient agrees it shall not, without first obtaining the written consent of Valuation Firm and Appraisal Firm (as applicable), disclose or make available to any person, firm or enterprise, reproduce or transmit, or use (directly or indirectly) for its own benefit or the benefit of others any Confidential Information.
The aforementioned restriction shall not apply to communications by Recipient, if (i) Recipient becomes legally compelled (by deposition, interrogatory, request for information or documents, subpoena, civil investigative demand, governmental agency action or similar legal or judicial process), or otherwise is requested or required pursuant to law or regulation or the rules of any securities exchange or self-regulatory organization, to disclose any Confidential Information to a person or persons not otherwise permitted to receive such information or (ii) Recipient discloses Confidential Information upon the advice of legal counsel in connection with the defense of litigation or in connection with a regulatory or criminal proceeding involving Recipient or any of its members or employees. In such event, to the extent legally permissible, before disclosing Confidential Information pursuant to this paragraph, Recipient shall provide Valuation Firm and Appraisal Firm with prompt written notice of such request or requirement and shall cooperate with Valuation Firm and Appraisal Firm in seeking a protective order or other appropriate remedy to avoid or minimize required disclosure. If such protective order or other remedy is not obtained or reasonably obtainable, or promptly obtained, or if Valuation Firm and Appraisal Firm waive compliance with the provisions hereof, then Recipient may disclose only that portion of the Confidential Information that Recipient is advised by legal counsel in writing is legally required to be disclosed and shall exercise reasonable commercial efforts to ensure that all information so disclosed will be accorded confidential treatment. Recipient shall give Valuation Firm and Appraisal Firm prior notice of the Confidential Information it believes it is required to disclose.
In addition to and without limiting the foregoing, the parties agree to the following additional confidentiality requirements with respect to the Confidential Information:

a.
Recipient acknowledges and agrees that the Confidential Information was provided to REIT solely for the use by REIT’s board of directors in connection with the board’s determination of the estimated value of the common shares of the respective REIT, that such board may have considered other factors in making its determination of the REIT’s NAV or per share NAV, and that the Confidential Information therefore may not be used by the Recipient to establish a cause of action against Valuation Firm regarding its conclusion as to a reasonable range of NAV and Per Share NAV or Appraisal Firm regarding its appraisals. Notwithstanding the foregoing or anything else in this Agreement to the contrary, nothing in this Section 3(a), or Section 3(b) below, shall prohibit Recipient from asserting any claim or cause of action against any party other than Valuation Firm, Appraisal Firm or any of their respective Affiliates using or related to the Confidential Information, including, but not limited to, a claim or cause of action asserting detrimental reliance on the Confidential Information.

For purposes of this Section 3(a), “Affiliate” means, with respect to any entity, any other entity Controlling, Controlled by or under common Control with such entity; and “Control” and its derivatives mean, with regard to any entity, the legal, beneficial or equitable ownership, directly or indirectly, of fifty percent (50%) or more of the capital stock (or other ownership interest, if not a corporation) of such entity ordinarily having voting rights.

b.	Subject to Section 3(a) above, Recipient acknowledges and agrees that, in connection with Valuation Firm's or Appraisal Firm’s provision of any Confidential Information to

Recipient, Recipient shall not acquire any rights against the party that prepared the Confidential Information by virtue of gaining access thereto pursuant to this Agreement, and shall be estopped from asserting a cause of action of detrimental reliance on the Confidential Information against Valuation Firm or Appraisal Firm.

c.
Recipient acknowledges and agrees that any third party that prepared Confidential Information does not assume any duties or obligations to Recipient as a result of Recipient obtaining access to or reviewing the Confidential Information.

8.    Each of Valuation Firm and Appraisal Firm agrees that information shall not be considered Confidential Information to the extent, but only to the extent, that such information: (i) is already known to Recipient free of any confidentiality obligation at the time it is obtained; (ii) is or becomes publicly known through no wrongful act of Recipient; (iii) is rightfully received by Recipient from a third party (specifically including REIT) without known restriction and without breach of this Agreement; or (iv) is independently developed by Recipient. For purposes of this Agreement, no Confidential Information shall be deemed “publicly known” or “known to Recipient” merely because such Confidential Information is embraced by more general information.
9.    In the event that Recipient is seeking a protective order or otherwise seeking to avoid or minimize the disclosure of Confidential Information in cooperation with Valuation Firm and Appraisal Firm pursuant to the second paragraph of Section 3, the Recipient (i) shall not be required to delay production of any Confidential Information and (ii) shall be required to provide such cooperation only to the extent that Valuation Firm and Appraisal Firm agree to bear all reasonable costs and expenses of such cooperation, including, but not limited to, payment to Recipient for the time expended by its staff relating to any such efforts at its then client billing rates and reimbursement of all reasonable attorney's fees and costs of legal counsel associated therewith. Recipient is not required to take any action related to these matters without reasonable assurances from Valuation Firm and Appraisal Firm that such payment and reimbursement will be provided.
Recipient agrees that if there is a breach or threatened breach of the provisions of this Agreement, Valuation Firm and Appraisal Firm may have no adequate remedy at law and accordingly shall be entitled to seek injunctive relief and any other appropriate equitable remedies for any such breach without proof of actual injury. Such remedies shall not be deemed to be the exclusive remedies for any breaches of this Agreement by Recipient or its representatives, and shall be in addition to all other remedies available at law or in equity. Notwithstanding the foregoing, Recipient has no affirmative obligation to prevent the disclosure of Confidential Information by any of Recipient's clients, or any other person or entity, to whom Recipient has disclosed Confidential Information in compliance with the terms of this Agreement; further, Recipient shall not be liable for the actions of any such client in the event of such client's disclosure of Confidential Information.
10.    IN NO EVENT SHALL EITHER PARTY BE LIABLE, ONE TO THE OTHER, FOR ANY INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.
11.    Neither party shall use the other party's name or marks, refer to or identify the other party in any advertising or publicity releases or promotional or marketing correspondence to others without the other party's prior written approval. The Recipient shall not Valuation Firm’s or Appraisal Firm’s name or marks, nor refer to or identify Valuation Firm or Appraisal Firm in any advertising or publicity releases or promotional or marketing correspondence to others.

12.    Neither party may assign or otherwise transfer this Agreement, or any of its rights or obligations hereunder, to any third party without the prior written consent of the other party and any attempt to do so shall be in violation of this Paragraph 8 and shall be deemed null and void; provided, however, that either party may assign this Agreement in whole or in part at any time without the consent of the other party to an affiliate controlling, controlled by or under common control with the party.
13.    The parties acknowledge that the Confidential Information disclosed by Valuation Firm or Appraisal Firm under this Agreement may be subject to export controls under the laws of the United States. Each party shall comply with such laws and agrees not to knowingly export, re-export or transfer Confidential Information without first obtaining all required United States authorizations or licenses.
14.    Recipient is aware, and shall advise its representatives who receive any Confidential Information or are informed of the matters that are the subject of this Agreement, that applicable securities laws restrict persons with material, non-public information concerning REIT (including for this purpose any Affiliate of REIT) from purchasing or selling securities of any affiliate of REIT, or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such other person is likely to purchase or sell such securities.
15.    This Agreement may be executed in any number of counterparts, each of which shall be an original, and which together shall constitute one and the same instrument. This Agreement may be executed and delivered by facsimile. Any facsimile signatures shall have the same legal effect as manual signatures.
16.    This Agreement, which constitutes the entire agreement between the parties as to the subject hereof, shall be construed and interpreted fairly, in accordance with the plain meaning of its terms, and there shall be no presumption or inference against the party drafting this Agreement in construing or interpreting the provisions hereof.
17.    If any of the provisions of this Agreement are held invalid, illegal or unenforceable, the remaining provisions shall be unimpaired.
18.    The termination of any other agreement or business relationship between or involving both parties shall not relieve either party of its obligations with respect to Confidential Information disclosed pursuant to the terms hereof. This Agreement shall be governed in all respects by the substantive laws of the State of New York without regard to conflict of law principles and any cause of action shall only be brought into a court of competent jurisdiction within the State of New York.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date(s) written below:

[VALUATION FIRM]	AMERIPRISE FINANCIAL SERVICES, INC.
By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

[APPRAISAL FIRM]
By:
Name:
Title:
Date:
By signing below, REIT acknowledges and affirms that Valuation Firm and Appraisal Firm has received certain trade secret, proprietary, confidential and/or sensitive information that is the subject of this Access and Confidentiality Agreement from REIT, and acknowledges and agrees that Valuation Firm and Appraisal Firm has the right to provide the Confidential Information (including, for the avoidance of doubt, all Supporting Materials) to Recipient for the purposes set forth under this Access and Confidentiality Agreement.

[REIT]
By:
Name:
Title:
Date: